Exhibit (k)(4)

Execution Version

AMENDMENT NO. 2 TO CREDIT AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) dated as of September 20, 2024 among Blair Funding LLC, a Delaware limited liability company, as borrower (the “Company”); the Lenders party hereto; FS Credit Opportunities Corp., a Maryland corporation, as manager (the “Manager”); Barclays Bank PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”); and Wells Fargo Bank, National Association, as Collateral Agent, as Collateral Administrator and as Securities Intermediary. Capitalized terms used in this Amendment that are not otherwise defined herein have the meanings assigned thereto in the Credit and Security Agreement (as defined below).

RECITALS

WHEREAS, reference is made to that certain Credit and Security Agreement dated as of December 16, 2020 (as amended, amended and restated, modified or supplemented and in effect from time to time, the “Credit Agreement”) by and among the Company, the Lenders party thereto, the Collateral Agent, the Collateral Administrator, the Securities Intermediary and the Administrative Agent; and

WHEREAS, the Company has requested that the parties enter into this Amendment to effect the amendments to the Credit Agreement set forth herein; and

WHEREAS, the Lenders signatory hereto constitute the Required Lenders under the Credit Agreement.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

Section 1. Amendments to Credit Agreement. Pursuant to Section 10.05 of the Credit Agreement and subject to the satisfaction of the conditions precedent specified in Section 2 below, the Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as reflected in the modifications identified in the document annexed hereto as Exhibit A attached to this Amendment. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

Section 2. Conditions Precedent. This Amendment shall become effective, as of the date hereof, upon (i) the receipt by the Administrative Agent of counterparts of this Amendment executed by the parties hereto, (ii) the receipt by the Administrative Agent of a written opinion from the counsel of the Company covering such matters relating to the execution of this Amendment in form and substance satisfactory to the Administrative Agent and (iii) the receipt by the Administrative Agent of all fees owed by the Company under and in accordance with the terms of the Second Amendment Effective Date Letter.

Section 3. Fees and Expenses. The Company agrees to pay all reasonable and invoiced fees and expenses of Milbank LLP, special New York counsel for the Administrative Agent, incurred in connection with the preparation and execution of this Amendment.

Section 4. Confirmation of Collateral Documents. The Company (a) confirms its obligations under the Credit Documents, (b) confirms that its obligations under the Credit Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Credit Documents, (c) confirms that its obligations under the Credit Agreement as amended hereby constitute “Secured Obligations” (as defined in the Credit Documents) and (d) agrees that the Credit Agreement as amended hereby is the Credit Agreement under and for all purposes of the Credit Documents. Each party, by its execution of this Amendment, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Credit Documents.

Section 5. Limited Amendment. The amendments set forth in Exhibit A shall be effective only in the specific instances described herein and nothing herein shall be deemed to limit or bar any rights or remedies of the Administrative Agent, the Lenders, the Company or the Manager or to constitute an amendment or waiver of any other term, provision or condition of any of the Credit Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that the Administrative Agent, the Lenders, the Company or the Manager may now have or may in the future have under any of the Credit Documents. For the avoidance of doubt and without limiting the generality of the foregoing, the parties agree that except as expressly set forth herein, no other change, amendment or consent with respect to the terms and provisions of any of the Credit Documents (including without limitation the Appendices, Exhibits and Schedules thereto) is intended or contemplated hereby (which terms and provisions remain unchanged and in full force and effect).

Section 6. Miscellaneous. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 7. Concerning the Collateral Agent, the Collateral Administrator and the Securities Intermediary. Each of the Company, the Administrative Agent, the Lender and the Manager hereby directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to execute this Amendment and acknowledges and agrees that each of the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be fully protected in relying upon the foregoing direction and hereby releases each of the Collateral Agent, the Collateral Administrator and the Securities Intermediary from any liability for complying with such direction.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

Blair Funding LLC,
as Company

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

Barclays-FSGCO Facility - Signature page to Amendment No. 2 to the Credit Agreement

Barclays Bank PLC,
as Administrative Agent

By:	/s/ Jayant Kumar
Name:	Jayant Kumar
Title:	Managing Director

Barclays-FSGCO Facility - Signature page to Amendment No. 2 to the Credit Agreement

FS Credit Opportunities Corp.,
as Manager

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

Barclays-FSGCO Facility - Signature page to Amendment No. 2 to the Credit Agreement

Barclays Bank PLC,
as Lender

By:	/s/ Jayant Kumar
Name:	Jayant Kumar
Title:	Managing Director

Barclays-FSGCO Facility - Signature page to Amendment No. 2 to the Credit Agreement

Wells Fargo Bank, National Association,
as Collateral Agent, Collateral Administrator and Securities Intermediary

By: Computershare Trust Company, N.A., as its attorney-in-fact

By:	/s/ Thomas J. Gateau
Name:	Thomas J. Gateau
Title:	Vice President

Barclays-FSGCO Facility - Signature page to Amendment No. 2 to the Credit Agreement

Exhibit A

Conformed Credit Agreement

[attached]

CREDIT AND SECURITY AGREEMENT

dated as of

December 16, 2020

among

BLAIR FUNDING LLC

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

and

BARCLAYS BANK PLC,

as Administrative Agent

- i -

Schedules

Schedule 1	Transaction Schedule
Schedule 2	[Reserved]
Schedule 3	Eligibility Criteria
Schedule 4	Level A Concentration Tests
Schedule 5	Level B Concentration Tests
Schedule 6	[Reserved]
Schedule 7	Moody’s Industry Classifications

Exhibits

Exhibit A	Form of Request for Advance
Exhibit B	Form of Administrative Agent Cooperation Agreement
Exhibit C	Form of Request for Release
Exhibit D	Form of Notice of Prepayment or Reduction
Exhibit E	Form of Power of Attorney
Exhibit F	Form of Daily Report

- ii -

CREDIT AND SECURITY AGREEMENT dated as of December 16, 2020 (this “Agreement”) among BLAIR FUNDING LLC, a Delaware limited liability company, as borrower (the “Company”); the Lenders party hereto; WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacities as collateral agent (in such capacity, the “Collateral Agent”); as collateral administrator (in such capacity, the “Collateral Administrator”) and as securities intermediary (in such capacity, the “Securities Intermediary”); and BARCLAYS BANK PLC, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Company has requested the Lenders to make Advances available to it in the form of one or more term loans hereunder in an aggregate principal amount not to exceed the Term Loan Maximum Facility Amount, the proceeds of which will be used by the Company to (i) Purchase certain Fund Assets, (ii) repay certain indebtedness of the Parent Entities, (iii) pay certain fees and expenses related to the transactions contemplated hereby and (iv) to make distributions to Parent not prohibited hereunder, all on and subject to the terms and conditions set forth herein.

The Company has requested the Lenders to make Advances available to it on a revolving basis hereunder in an aggregate principal amount outstanding at any one time not to exceed the Revolving Maximum Facility Amount, the proceeds of which will be used by the Company to (i) Purchase certain Fund Assets, (ii) repay certain indebtedness of the Parent Entities, (iii) pay certain fees and expenses related to the transactions contemplated hereby and (iv) to make distributions to Parent not prohibited hereunder, all on and subject to the terms and conditions set forth herein.

The Company and the other Credit Risk Parties form an affiliated group of Persons, and each Credit Risk Party will derive substantial direct and indirect benefits from the making of the Advances to the Company hereunder (which benefits are hereby acknowledged by each Credit Risk Party that is a party hereto).

The Company has agreed to secure all of the Secured Obligations by granting to the Collateral Agent, for the benefit of Secured Parties, a Lien on substantially all of its assets, all on the terms and subject to the conditions set forth herein and in the other Credit Documents.

On and subject to the terms and conditions set forth herein, Barclays Bank PLC (“Barclays”) and its respective successors and permitted assigns (together with Barclays, the “Lenders”) have agreed to make advances to the Company (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

Accordingly, the parties hereto agree as follows:

Certain Defined Terms

“Account Control Agreement” means the Securities Account Control Agreement, dated as of December 16, 2020, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

“Additional Distribution Date” has the meaning set forth in Section 4.04.

“Adjusted Current Market Value” means, with respect to any Fund Asset, the Current Market Value of such Fund Asset, as determined by reference to an Administrative Agent Valuation.

“Adjusted Term SOFR” means, for each Calculation Period relating to an Advance, the rate per annum equal to (a) Term SOFR for such Calculation Period plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Administrative Agent Cooperation Agreement” an Administrative Agent Cooperation Agreement between an FS Administrative Agent, as consenting party, the Company and the Collateral Agent in substantially the form of Exhibit B, duly completed and executed. As used herein, “FS Administrative Agent” means the Company or any of its Affiliates, including the Parent or any of its Affiliates, in each case, solely to the extent the applicable Underlying Instruments for any Exception Asset owned by the Company requires written consent or approval from such FS Administrative Agent for the assignment or other transfer of such Exception Asset (in each case other than as the registered owner of such Exception Asset, in its capacity as such owner).

“Administrative Agent Valuation” has the meaning set forth in the definition of “Third Party Asset.”

“Advances” has the meaning set forth in the introductory section of this Agreement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company’s or the Manager’s knowledge, threatened against or affecting the Company that would reasonably be expected to result in a Material Adverse Effect.

“Affected Lender” means a Lender that is subject to regulation under the Securitization Regulation or party to liquidity or credit support arrangements provided by a financial institution that is subject to such regulation.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Company, include the obligors under any Fund Asset. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” has the meaning set forth in Section 9.01.

“Agent Business Day” means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Columbia, Maryland).

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Amendment” has the meaning set forth in Section 6.03.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” has the meaning set forth in Section 6.01.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” has the meaning set forth in the Transaction Schedule.

“Asset Checklist” means, for any Exception Asset, an electronic or hard copy list delivered by the Company (or the Manager on its behalf) to the Administrative Agent and the Collateral Agent that identifies: (a) the Exception Asset, (b) the applicable obligor, (c) each Escrowed Transfer Document (whether original or copy) and Underlying Instrument (whether original or copy) to be delivered to the Collateral Agent, (d) the principal amount or nominal amount, if any and (e) interest rate of such Exception Asset, if any.

“Assignment Document” means, with respect to any Exception Asset owned by the Company, each assignment and assumption agreement or other instrument of transfer of such Exception Asset and any Underlying Instrument that is necessary for the transfer by the Company of all of its legal and beneficial interest in such Exception Asset and all related property.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, and in the case of any such involuntary proceeding, such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days, or, in the good faith determination of the Administrative Agent has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Barclays” has the meaning set forth in the introductory section of this Agreement.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. In the event that the Base Rate is below 0.0% at any time during the term of this Agreement, it shall be deemed to be 0.0% until it exceeds 0.0% again.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.01(h).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent as of the Benchmark Replacement Date:

(a)	the sum of: (i) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or

(b)

the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company giving due consideration to (x) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for each applicable Calculation Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides (in consultation with the Company) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (i) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Documents in accordance with Section 3.01(h) and (ii) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Documents in accordance with Section 3.01(h).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bond” means an obligation or Participation that (i) constitutes borrowed money and (ii) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan or an interest therein).

“Business Day” means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located.

“CAD Interest Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Interest Proceeds denominated in CAD and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“CAD Principal Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Principal Proceeds denominated in CAD and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Canadian Dollar”, “CAD” and “CAD$” mean the lawful currency of Canada.

“Calculation Period” means the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the 15th calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means the 15th calendar day of March, June, September and December of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in March 2021.

“Cash Equivalents” means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s. Subject to the foregoing, Cash Equivalents may include investments in which the Collateral Agent or its Affiliates provide services and receive compensation; provided that investments in Wells Fargo Government MM Fund #3802 (WFFXX) (CUSIP VP7001218) shall be deemed to be Cash Equivalents hereunder. Subject to the foregoing, Cash Equivalents may include investments in which the Collateral Agent or its Affiliates provide services and receive compensation.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which (A) the Parent shall cease, directly, to own and control legally and beneficially all of the equity interests of the Company or (B) FS Global Advisor, LLC or any Affiliate thereof shall cease to be the investment advisor of the Parent.

“Charges” has the meaning set forth in Section 10.08.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 8.02(a).

“Collateral Accounts” has the meaning set forth in Section 8.01.

“Collateral Administration Agreement” the Collateral Administration Agreement, dated as of December 16, 2020, among the Company, the Manager and the Collateral Administrator.

“Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.

“Collateral Agent” has the meaning set forth in the introductory section of this Agreement.

“Collection Account” means the Interest Collection Account and the Principal Collection Account, collectively.

“Commitment Fee” means, collectively, the Revolving Commitment Fee and the Delayed Draw Term Loan Commitment Fee.

“Commitment Increase Date” means the effective date (which shall be a Business Day) of an increase of the Term Loan Commitment in accordance with Section 2.05 pursuant to a Commitment Increase Request which the Administrative Agent (in its sole discretion) approves in writing (which may be by email).

“Commitment Increase Request” means the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders for an increase of the Financing Commitments pursuant to Section 2.05.

“Company” has the meaning set forth in the introductory section of this Agreement.

“Company Adjusted Asset Coverage” means, with respect to the Company, the ratio (expressed as a percentage) obtained by dividing (i) the Current Market Value of Fund Assets (other than Ineligible Investments) owned by the Company by (ii) the then outstanding principal amount of the Advances; provided that the Company may elect at any time to adjust the calculation of Company Adjusted Asset Coverage by replacing the Current Market Value of any Third Party Asset included in such calculation with the Adjusted Current Market Value of such Third Party Asset.

“Company Asset Coverage Mandatory Prepayment” has the meaning set forth in Section 4.03(e).

“Company Asset Coverage Test” means a test that will be satisfied on any date of determination if the Company Adjusted Asset Coverage is at least equal to 150%.

“Company LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of the Effective Date, entered into by the Parent, as the sole equity member.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Calculation Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of Advances, prepayment, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Lenders (or the Administrative Agent (on behalf of the Lenders)) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if adoption of any portion of such market practice is not administratively feasible or no market practice for the administration of any such rate exists, in such other manner of administration as the Lenders (or the Administrative Agent (on behalf of the Lenders)) decides is reasonably necessary in connection with the administration of this Agreement and the other transaction documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Credit Documents” means this Agreement, the Investment Management Agreement, the Account Control Agreement, the Effective Date Letter, the Second Amendment Effective Date Letter, the Guarantee, the Collateral Administration Agreement, any Administrative Agent Cooperation Agreement, the Power of Attorney and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered by the Company, the Parent or the Manager to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any of the other Credit Documents and any additional documents delivered by the Company, the Parent or the Manager to the Administrative Agent, the Collateral Agent or any Lender in connection with any such amendment, supplement or modification.

“Credit Risk Party” has the meaning set forth in Article VII.

“Current Market Value” means, on any date of determination, with respect to any Fund Asset, the USD-equivalent fair value of such Fund Asset as determined by the Manager in accordance with its Valuation Policy.

Notwithstanding anything to the contrary herein, the Current Market Value of any Ineligible Investment shall be deemed to be zero.

“Custodial Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Daily Report” means the daily report with respect to all Fund Assets owned by the Parent Entities delivered to the Administrative Agent, Moody’s and the Lenders pursuant to Section 6.02(p)(3) in the form of Exhibit F or such other form as may be agreed between the Company, the Administrative Agent and Collateral Administrator.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a two Business Day lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion

“Dauphin Funding Merger” means the merger with Dauphin Funding LLC on the Closing Date pursuant to the Merger Agreement with the Company as the surviving entity of such merger.

“Default” means any event that, with notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances or (ii) pay over to the Company any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Delayed Draw Term Loan Advance” has the meaning set forth in Section 2.01.

“Delayed Draw Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to provide the Delayed Draw Term Loan Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule.

“Delayed Draw Term Loan Commitment Fee” has the meaning set forth in Section 4.03(g).

“Delayed Draw Term Loan Maximum Facility Amount” means, on the Effective Date, U.S.$0.

“Delayed Draw Term Loan Termination Date” means April 30, 2021.

“Delayed Draw Term Loan Total Commitment” means as of any date of determination, the aggregate amount of the Delayed Draw Term Loan Commitments on such date, which as of the Effective Date is the Delayed Draw Term Loan Maximum Facility Amount.

“Delayed Settlement Asset” means a Fund Asset which has traded but not settled (a) in the case of a Bond within 5 Business Days from the related Trade Date thereof and (b) in the case of a Loan, within 20 Business Days from the related Trade Date thereof.

“Deliver” (and its correlative forms) means the taking of the following steps by the Company (or the Manager on its behalf):

(a) except as provided in clauses (b) and (c) below, in the case of Fund Assets owned by the Company and Eligible Investments owned by the Company and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary, pursuant to the Account Control Agreement, to agree that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(b) in the case of Fund Assets owned by the Company and consisting of money or instruments (the “Possessory Collateral”) that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York or the State of Minnesota, or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in the State of New York or the State of Minnesota, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in the State of New York or the State of Minnesota;

(c) in the case of any account which constitutes a “deposit account” under Article 9 of the UCC, by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing control within the meaning of Section 9-104 of the UCC over such account in favor of the Collateral Agent in the manner set forth in the Account Control Agreement;

(d) in all cases, including general intangibles, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State; and

(e) in all cases by otherwise ensuring that (1) all steps, if any, required under applicable Law or reasonably requested by the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of Collateral Agent, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control and (2) obtaining all applicable consents to the pledge of the Collateral in accordance with the Credit Documents.

“Diligence Information” has the meaning set forth in Section 2.04.

“Dollars”, “USD” and the sign “$” mean the lawful money of the United States of America.

“Draft Instrument” means, with respect to any Fund Asset originated by the Company, a substantially final draft of the related loan agreement (or other principal document under which such originated Fund Asset will be made).

“EBITDA” means, with respect to any Fund Asset, for any trailing twelve month period, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable term provided for in the Underlying Instrument for such Fund Asset (together will all add-backs and exclusions as designated in the terms of such Underlying Instrument); provided that, in any case that “EBITDA”, “Adjusted EBITDA” or such comparable term is not defined in such Underlying Instrument, an amount, for the underlying obligor under such Underlying Instrument, any of its subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Investment Manager in case of any acquisitions)) and any of its parents that are obligated as guarantor with respect to such Fund Asset, equal to earnings from continuing operations for such trailing twelve month period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the obligors and (g) any other item the company and the Administrative Agent mutually deem to be appropriate; provided that with respect to any obligor for which twelve full months of financial data are not available, EBITDA shall be determined for such obligor based on annualizing the financial data from the reporting periods actually available.

“E-SIGN” has the meaning set forth in Section 10.10.

“Effective Date” has the meaning set forth in Section 2.03.

“Effective Date Letter” means that certain letter agreement, dated as of the Effective Date, between the Company and the Administrative Agent.

“Eligibility Criteria” means the eligibility criteria set forth on Schedule 3.

“Eligible Assignee” means at the time of any relevant assignment pursuant to Section 10.06, (i) an Affiliate of the related assignor, (ii) a bank, (iii) an insurance company or (iv) any Person, other than, in the case of this clause (iv), (a) any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) primarily engaged in the business of private investment management as a business development company, closed-end fund, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Company or the Manager, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, or which is a sponsor of, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.

“Eligible Dealer” means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Barclays, BNP Paribas, Crédit Agricole, Société Générale, Deutsche Bank AG, Credit Suisse, UBS AG, HSBC Holdings PLC, Bank of America N.A., Citigroup Inc., JPMorgan Chase & Co., Morgan Stanley, Wells Fargo & Co. Goldman Sachs & Co. LLC, Natixis, Jefferies, Nomura, The Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, MUFG, Macquarie, and any other dealer submitting bids to Mark-IT or IDC and any Affiliate or successor entity of any of the foregoing, but in no event including the Company or any Affiliate of the Company.

“Eligible Investments” has the meaning set forth in Section 4.01.

“Eligible Third Party Valuation Firm” means Duff & Phelps, Lincoln International LLC, Houlihan Lokey, Dynamic Credit, Murray, Devine and Company, Hilco Capital and any other provider mutually agreed to by the Company and the Administrative Agent, and any successor entity of any of the foregoing.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means that (1) the Company’s assets constitute “plan assets” within the meaning of the Plan Asset Rules or (2) the Company sponsors, maintains, contributes to, is required to contribute to or has any material liability (including, in the case of contribution and liability, on account of any ERISA Affiliate) with respect to any Plan.

“Escrowed Transfer Documents” means, with respect to each Exception Asset owned by the Company, three original Assignment Documents, each executed in blank by (a) the Company, as assignor, and (b) if the consent or signature of any affiliate of the Company (whether as administrative agent, servicer, registrar or in any other capacity) by its express terms is or could be required for the transfer of all or any portion of such Exception Asset by the Company, each such affiliate.

“ESRA” has the meaning set forth in Section 10.10.

“EU Risk Retention Requirements” means Article 6 of the Securitization Regulation, including any implementing regulation, technical standards and official guidance related thereto.

“Euros”, “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Interest Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Interest Proceeds denominated in Euros and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Euro Principal Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Principal Proceeds denominated in Euros and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Event of Default” has the meaning set forth in Article VII.

“Exception Asset” means any non-Liquid Asset that, as of the date such asset is acquired by the Company, (a) the Administrative Agent or any of its Affiliates trades in such asset as of such date, (b) the Administrative Agent designates such asset as an Exception Asset based upon a determination in good faith that the Administrative Agent is able to determine an Administrative Agent Value therefor, or (c) such asset is a Third Party Asset; provided that, if such asset no longer satisfies the criteria set forth in clause (a) or clause (b), then the Administrative Agent may determine that any such asset no longer qualifies as an Exception Asset by providing not less than 45 days’ prior written notice of such determination to the Manager and the Company, it being understood that, within such 45-day period, the Company may obtain the requisite third party valuation for such asset to qualify as an Exception Asset under clause (c), or may obtain the requisite quotes for such asset to qualify as a Liquid Asset; provided further that, in the case of clause (c), if at any time such asset no longer qualifies as a Third Party Asset, and neither of the criteria in clause (a) or (b) applies to such asset at such time, then the Administrative Agent may determine that any such asset no longer qualifies as an Exception Asset.

“Excess Concentration Amount” means any Level A Excess Concentration Amount and any Level B Excess Concentration Amount, either individually or collectively, as the context may require.

“Excess Interest Proceeds” means (a) on any Interest Payment Date, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the amount actually paid on such Interest Payment Date pursuant to Sections 4.04(a) through (c) and (b) at any other time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 4.04(a) through (c) on the next Interest Payment Date, the next Additional Distribution Date or the Maturity Date, as applicable, in each case, as determined by the Company in good faith and in a commercially reasonable manner.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.02, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 3.02(f) and (d) Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to the next 1/100th of 1%) of the quotations for such day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Financing Commitment” means collectively, the Term Loan Commitment and the Revolving Commitments.

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund Assets” means each Loan, Bond, other corporate debt security, Equity Interest and any other security or asset owned by any Parent Entity.

“Future Funding Assets” means any Fund Asset that requires the making of any future advance or payment by any Parent Entity to the issuer thereof or any related counterparty under the Underlying Instruments relating thereto.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

“GBP”, “Pounds Sterling” or “£” mean the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“GBP Interest Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Interest Proceeds denominated in GBP and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“GBP Principal Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Principal Proceeds denominated in GBP and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means the Guarantee Agreement dated on or around the Effective Date between the Parent, the Company and the Collateral Agent.

“IC Memorandum” means, with respect to any Fund Asset originated by the Company, the investment committee memorandum (or any confidential information memorandum or any other similar document) prepared by or on behalf of, or provided to, the Manager that supports the Company’s investment decision to originate such Fund Asset.

“Indebtedness” as applied to any Person, means, without duplication, (A) as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; and (B) all Leveraged Transactions of such Person. Notwithstanding the foregoing, “Indebtedness” shall not include (a) a commitment arising in the ordinary course of business to purchase a future Fund Asset in accordance with the terms of this Agreement; (b) any obligation of such Person to fund any Future Funding Asset, (c) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment, (d) indebtedness of such Person on account of the sale by such Person of the first out tranche of any Fund Asset that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to such Person and (ii) would not represent a claim against such Person in a bankruptcy, insolvency or liquidation proceeding of such Person, in each case in excess of the amount sold or purportedly sold, (e) any accrued incentive, management or other fees to an investment manager or its affiliates (regardless of any deferral in payment thereof), (f) any guaranty by such Person of Indebtedness issued by an obligor on any Fund Asset or (g) non-recourse liabilities for participations sold by any Person in any Fund Asset.

“Indemnified Person” has the meaning specified in Section 5.02.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Industry Classifications” means the Moody’s Industry Classifications.

“Ineligible Investment” means any Fund Asset owned by the Company that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Fund Asset for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Fund Asset shall be deemed not to include such waived criteria at any time after such waiver and such Fund Asset shall not be considered an “Ineligible Investment” by reason of its failure to meet such waived criteria.

“Information” means (i) the Credit Documents and the details of the provisions thereof and (ii) all information received from the Company or any Affiliate thereof relating to the Company or its business or any obligor in respect of any Fund Asset in connection with the transactions contemplated by this Agreement.

“Initial Term Loan Advance” has the meaning set forth in Section 2.01.

“Initial Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to provide the Initial Term Loan Advance to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule.

“Initial Term Loan Maximum Facility Amount” means, on the Effective Date, U.S.$285,000,000.

“Initial Term Loan Total Commitment” means as of the Effective Date, the aggregate amount of the Initial Term Loan Commitments on such date, which as of the Effective Date is the Term Loan Maximum Facility Amount.

“Interest Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Interest Proceeds and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Interest Payment Date” has the meaning set forth in Section 4.03(b).

“Interest Proceeds” means all payments of interest received by the Company in respect of the Fund Assets and Eligible Investments Purchased by the Company with the proceeds of Fund Assets (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Fund Asset), all other payments on the Eligible Investments acquired with the proceeds of Fund Assets owned by the Company (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received by the Company in respect of the Fund Assets owned by the Company or deposited into any of the Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees).

“Investment” means (a) the purchase of any debt or equity security of any other Person, or (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

“Investment Advisor” means the investment advisor of the Parent, which as of the Effective Date is FS Global Advisor, LLC.

“Investment Advisory Agreement” means the Amended and Restated Investment Advisory Agreement, dated as of October 9, 2013, by and between the Parent and the Investment Advisor, as amended, restated, supplemented, modified or replaced from time to time.

“Investment Company Act” means the Investment Company Act of 1940, including the rules and regulations adopted by the SEC thereunder. Except where otherwise specified, references in this Agreement to the Investment Company Act shall refer to such Act and rules and regulations as amended from time to time.

“Investment Management Agreement” means the Investment Management Agreement, dated as of the Effective Date, between the Company and the Manager relating to the management of the Fund Assets owned by the Company, as amended, restated, supplemented or otherwise modified from time to time.

“IRS” means the United States Internal Revenue Service.

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement.

“Level A Adjusted Asset Coverage” means, with respect to the Parent, the ratio (expressed as a percentage) obtained by dividing (i)(x) the Current Market Value of the total assets of the Parent minus (y) all liabilities and indebtedness of the Parent not represented by senior securities minus (z) any Level A Excess Concentration Amounts by (ii) the aggregate principal amount of senior securities representing indebtedness of the Parent. The Level A Adjusted Asset Coverage will be calculated in the same manner that the Parent is required to calculate its “asset coverage” with respect to senior securities representing indebtedness pursuant to Section 18(h) of the Investment Company Act; provided that the Company may elect at any time to adjust the calculation of Level A Adjusted Asset Coverage by replacing the Current Market Value of any Third Party Asset included in such calculation with the Adjusted Current Market Value of such Third Party Asset.

“Level A Asset Coverage Test” means a test that will be satisfied on any date of determination if the Level A Adjusted Asset Coverage of the Parent is at least equal to 300%.

“Level A Concentration Tests” has the meaning set forth in Schedule 4.

“Level A Excess Concentration Amount” means, the sum of each of the following, as determined by the Administrative Agent in its reasonable discretion:

(a) any portion of a Fund Asset, the inclusion of which would cause the Level A Concentration Tests to be in breach on a pro-forma basis, as determined in accordance with the last paragraph of Schedule 4;

(b) any portion of a Liquid Asset designated as an Excess Concentration Amount pursuant to the proviso set forth in clause (i) of the definition of “Liquid Asset”; and

(c) any portion of a Third Party Asset designated as an Excess Concentration Amount pursuant to the definition of “Third Party Asset”, except if the value assigned to such Third Party Asset for purposes of the Level A Adjusted Asset Coverage is the Adjusted Current Market Value.

The Administrative Agent shall determine the calculation of any Level A Excess Concentration Amount in accordance with a reasonable methodology; provided that, in the event the Manager submits to the Administrative Agent a calculation using a different reasonable methodology that results in a smaller Level A Excess Concentration Amount, then the Manager’s calculation shall control unless the Administrative Agent determines in its sole discretion acting in good faith that it is not operationally able to use the Manager’s calculation methodology.

“Level A Test Amount” means, on any date of determination, (a) the sum of the Current Market Value (or, upon the election of the Company, the Adjusted Current Market Value) of each Fund Asset (including any cash and Cash Equivalents) plus (b) the Unfunded Reserve Amount.

“Level B Adjusted Asset Coverage” means, with respect to the Parent, the ratio (expressed as a percentage) obtained by dividing (i)(x) the Current Market Value of the total assets of the Parent minus (y) all liabilities and indebtedness of the Parent not represented by senior securities minus (z) any Level B Excess Concentration Amounts by (ii) the aggregate principal amount of senior securities representing indebtedness of the Parent. The Level B Adjusted Asset Coverage will be calculated in the same manner that the Parent is required to calculate its “asset coverage” with respect to senior securities representing indebtedness pursuant to Section 18(h) of the Investment Company Act; provided that the Company may elect at any time to adjust the calculation of the Level B Adjusted Asset Coverage by replacing the Current Market Value of any Third Party Asset included in such calculation with the Adjusted Current Market Value of such Third Party Asset.

“Level B Asset Coverage Mandatory Prepayment” has the meaning set forth in Section 4.03(d).

“Level B Asset Coverage Test” means a test that will be satisfied on any date of determination if the Level B Adjusted Asset Coverage of the Parent is at least equal to 300%.

“Level B Concentration Tests” has the meaning set forth in Schedule 5.

“Level B Excess Concentration Amount” means, the sum of each of the following, as determined by the Administrative Agent in its reasonable discretion:

(a) any portion of a Fund Asset, the inclusion of which would cause the Level B Concentration Tests to be in breach on a pro-forma basis, as determined in accordance with the last paragraph of Schedule 5;

(b) any portion of a Liquid Asset designated as an Excess Concentration Amount pursuant to the proviso set forth in clause (i) of the definition of “Liquid Asset”; and

(c) any portion of a Third Party Asset designated as an Excess Concentration Amount pursuant to the definition of “Third Party Asset”, except if the value assigned to such Third Party Asset for purposes of the Level B Adjusted Asset Coverage is the Adjusted Current Market Value.

The Administrative Agent shall determine the calculation of any Level B Excess Concentration Amount in accordance with a reasonable methodology; provided that, in the event the Manager submits to the Administrative Agent a calculation using a different reasonable methodology that results in a smaller Level B Excess Concentration Amount, then the Manager’s calculation shall control unless the Administrative Agent determines in its sole discretion acting in good faith that it is not operationally able to use the Manager’s calculation methodology.

“Level B Test Amount” means, on any date of determination, (a) the sum of the Current Market Value (or, upon the election of the Company, the Adjusted Current Market Value) of each Fund Asset (including any cash and Cash Equivalents) plus (b) the Unfunded Reserve Amount.

“Leveraged Transactions” of any Person means, without duplication: (i) all “senior securities representing indebtedness” of such Person, as defined in the first paragraph of Section 18(g) of the Investment Company Act; (ii) all obligations of such Person that would be “senior securities representing indebtedness” under SEC or SEC staff guidance in effect on the date hereof were such obligations not offset or covered by segregated assets in the manner described under such guidance, including any obligations of such Person under (A) reverse repurchase agreements or similar financing transactions entered into by such Person, and (B) any swaps, security-based swaps, futures contracts, forward contracts, options, combinations of the foregoing, or similar instruments under which such Person is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise (in each case after giving effect to any netting agreement); (iii) all contracts under which such Person commits, conditionally or unconditionally, to make a loan to or invest equity in any person; and (iv) all guarantees by such Person of any of the foregoing.

“Liabilities” has the meaning set forth in Section 5.02.

“Lien” means any security interest, lien, charge, pledge, preference or encumbrance of any kind, in each case securing the payment of obligations, including tax liens, mechanics’ liens and any liens that attach by operation of law. For the avoidance of doubt, in the case of Fund Assets that are loans or other debt obligations, customary restrictions on assignments or transfers thereof pursuant to the underlying documentation of such Investment shall not be deemed to be a “Lien” and, in the case of Fund Assets that are equity securities, customary drag-along, tag-along, right of first refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer shall not be deemed to be a “Lien”.

“Liquid Asset” means cash, Cash Equivalents and Fund Assets that (i) have not less than three unique quotes on IDC or IHS Markit or a combination of pricing sources including quotes from an Eligible Dealer who does not contribute to IDC or IHS Markit for such asset (collectively the “Liquid Pricing Sources”); provided that any Fund Asset whose Current Market Value is 5% or more than the Liquid Pricing Source average as calculated by the Administrative Agent, the difference between the Current Market Value and the Liquid Pricing Source average shall be an Excess Concentration Amount or (ii) have been designated an Exception Asset in accordance with the definition thereof.

“Loan” means any obligation or Participation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

“Make-Whole Amount” means, in connection with the prepayment of Term Loan Advances pursuant to Section 4.03(c)(1) or the acceleration of the Term Loan Advances following the occurrence of an Event of Default under Article VII, an amount equal to the present value of the then-current Applicable Margin (including any increases to the Applicable Margin pursuant to Section 3.01(b)) on the outstanding principal amount of the Term Loan Advances so prepaid or accelerated, as applicable, calculated from and including the date of such acceleration to and including the Maturity Date, discounted at a rate determined by the Administrative Agent in good faith based on the forward curve for three-month Adjusted Term SOFR at the time of such prepayment or acceleration.

“Management Fee” means, collectively, the management fee and the incentive fee payable by the Parent to the Investment Advisor pursuant to the Investment Advisory Agreement as calculated on the Effective Date (or as such calculation is modified after the Effective Date upon written notice to the Administrative Agent and the Collateral Agent, which notice the Parent shall endeavor (but shall not be required) to provide in advance).

“Manager” means FS Credit Opportunities Corp., or any replacement or successor manager in accordance with the terms of the Investment Management Agreement.

“Margin Stock” has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company, the Parent and the Manager, taken as a whole (excluding in any case a decline in the net asset value of the Company or the Parent or a change in general market conditions or values of the Fund Assets owned by the Company), (b) the ability of the Company, the Parent or the Manager to perform its obligations under this Agreement or any of the other Credit Documents or (c) the rights of, interests of or benefits available to the Agents or the Lenders under this Agreement or any of the other Credit Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations and (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of December 16, 2020, by and between Dauphin Funding LLC and the Company, with the Company as the “Surviving Company” as defined therein.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Industry Classifications” means the industry classifications set forth in Schedule 7 hereto, as such industry classifications shall be updated at the option of the Manager (with the consent of the Administrative Agent) if Moody’s publishes revised industry classifications.

“Non-Call Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earlier of (x) September 20, 2025 and (y) the Non-Call Termination Date.

“Non-Call Termination Date” means the date on which (i) any Lender requests compensation under Section 3.01(e) or (f), or the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.02, (ii) Barclays ceases to act as Administrative Agent or (iii) the Advances hereunder bear interest by reference to an index other than the Term SOFR Reference Rate without the prior written consent of the Company and the Manager.

“Non-Corporate Debt Asset” means common equity, preferred equity, real estate, structured products, or any other assets not debt backed by corporate cashflows as determined by the Administrative Agent in its sole discretion acting in good faith.

“Non-USD Currency” means Euros, CAD, GBP and any other currency other than Dollars; provided that any currency other than Dollars is subject to the establishment by the Company at the Securities Intermediary of an account into which the Collateral Agent may deposit Collateral that is denominated in such other currency and that is subject to the Lien of the Collateral Agent.

“Notice of Prepayment or Reduction” has the meaning set forth in Section 4.03(c).

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Advance or Credit Document).

“Other Indebtedness Ratio” means the ratio (expressed as a percentage) obtained by dividing the Current Market Value of Fund Assets that are pledged to secure any Other Indebtedness (as defined in the Guarantee) by the aggregate Current Market Value of Fund Assets.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” means FS Credit Opportunities Corp.

“Parent Entities” means collectively, the Parent, the Company and any other Person that is consolidated on the financial statements of the Parent (each individually, a “Parent Entity”).

“Participation” means an interest in a loan or bond acquired by way of participation from a Selling Institution.

“Participant Register” has the meaning specified in Section 10.06(d).

“PATRIOT Act” has the meaning set forth in Section 2.03(f).

“Payoff Letter” means the payoff and termination letter, dated as of December 16, 2020, between Deutsche Bank AG, New York Branch and Dauphin Funding LLC, in form and substance satisfactory to the Administrative Agent.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Distribution” means, on any Business Day, (a) any distribution of Interest Proceeds or Principal Proceeds (at the discretion of the Company) to the Parent; provided that amounts may be distributed pursuant to this definition if the following conditions are met: (i) in the case of Interest Proceeds, such Permitted Distribution will not exceed the available Excess Interest Proceeds, (ii) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (iii) the Level B Coverage Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (iv) the Company gives at least two (2) Business Days’ prior written notice thereof, which notice shall include an updated Daily Report, to the Administrative Agent, the Collateral Agent and the Collateral Administrator and (v) the Company confirms in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied, and (b) any Required Fund Distribution.

“Permitted Lien” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Credit Documents, (d) judgment Liens not constituting an Event of Default hereunder, (e) banker’s Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements, (f) with respect to any collateral underlying a Fund Asset, the Lien in favor of the Company herein and Liens permitted under the related Underlying Instruments, (g) as to any agented Fund Assets, Liens in favor of the agent on behalf of all the lenders to the related Underlying Instruments, (h) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing, and (i) Liens securing any hedge agreement, swap or other derivative transaction entered into with Barclays Bank PLC, any affiliate thereof or any other counterparty approved by the Administrative Agent in its sole discretion for the purpose of hedging foreign currency exposure with respect to any Fund Asset.

“Permitted Management Fee Distribution” means any distribution to the Parent (from the Collection Accounts or otherwise) made at any time and from time to time, to the extent reasonably required to allow the Parent to make payments when due with respect to the Management Fee; provided that, after the occurrence and during the continuance of an Event of Default, the Company shall be permitted to make a Permitted Management Fee Distribution only to the extent the other Parent Entities do not have sufficient cash available at such time (taking into account current expenses, including near-term designated uses of cash) to cause such payment of the Management Fee to be paid in full when due.

“Permitted RIC Distribution” means any distribution to the Parent (from the Collection Accounts or otherwise) made at any time and from time to time, to the extent reasonably required to allow the Parent to make sufficient distributions to qualify as a regulated investment company within the meaning of Section 851 of the Code and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a RIC under the Code.

“Permitted Working Capital Lien” means a lien securing a revolving lending facility on a superpriority basis by any assets of the related obligor, or on a first lien basis solely by all or a portion of the current assets of the related obligor, it being understood that such revolving lending facility may be secured on a junior lien basis by other assets of the related obligor; provided that any such revolving lending facility that is secured on a superpriority basis by substantially all assets of the underlying obligor shall not exceed 1.25x of EBITDA of the underlying obligor and its consolidated subsidiaries (as determined by the Manager in good faith as of the date of acquisition of such Fund Asset by the Company).

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA which the Company or any ERISA Affiliate maintains, contributes to, is required to contribute to or has any liability.

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Portfolio” means all Fund Assets Purchased hereunder and not otherwise sold or liquidated.

“Possessory Collateral” has the meaning set forth in the definition of Deliver.

“Power of Attorney” means an executed copy of a power of attorney dated on or around the Effective Date, in the form of Exhibit E hereto, executed by the Company and the Parent in favor of the Collateral Agent.

“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or the Administrative Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate.

“Principal Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Principal Proceeds and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Principal Proceeds” means all amounts received by the Company with respect to the Fund Assets owned by the Company or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed or deposited by the Company and the proceeds of Advances made in accordance herewith), in each case other than Interest Proceeds.

“Priority of Payments” has the meaning set forth in Section 4.04.

“Proceeding” has the meaning set forth in Section 10.07(b).

“Purchase” means each acquisition by the Company of a Fund Asset hereunder by way of (x) a sale or contribution from the Seller, (y) purchase from any other affiliated or unaffiliated party pursuant to an arms’ length transaction or (z) originating any Loan.

“Qualified Participation” means a Participation in a Fund Asset that meets each of the following criteria:

(1) the Selling Institution is a lender of record on such Loan;

(2) the aggregate participation in the Fund Asset granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such Fund Asset;

(3) such Participation does not grant, in the aggregate, to the participant in such Participation a greater interest than the Selling Institution holds in the Fund Asset that is the subject of the participation;

(4) the entire purchase price for such Participation is paid in full (without the benefit of financing from the Selling Institution) at the time of the Company’s acquisition thereof;

(5) the Participation provides the participant all of the economic benefit and risk of the whole or part of the Fund Asset that is the subject of the Participation;

(6) such participation is documented under a Loan Syndications and Trading Association or similar agreement standard for loan participation transactions among institutional market participants; and

(7) such Participation is not a sub-participation interest; provided that the Company may acquire back-to-back Qualified Participations from another Parent Entity with respect to Qualified Participations owned by such Parent Entity.

“Register” has the meaning set forth in Section 3.01(c).

“Related Parties” has the meaning set forth in Section 9.01.

“Relevant Government Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Request for Advance” has the meaning set forth in Section 2.02(d).

“Required Fund Distribution” means, collectively, any Permitted Management Fee Distribution and any Permitted RIC Distribution.

“Required Lenders” means Lenders holding more than 50% of the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments.

“Responsible Officer” means with respect to the Collateral Agent, the Securities Intermediary or the Collateral Administrator, any officer of the Collateral Agent, the Securities Intermediary or the Collateral Administrator customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

“Revolving Advances” has the meaning set forth in Section 2.01.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to provide revolving Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 10.06 of this Agreement.

“Revolving Commitment Fee” has the meaning set forth in Section 4.03(f).

“Revolving Maximum Facility Amount” means, at any date, (a) U.S.$65,000,000 plus (b) the aggregate principal amount of any additional Revolving Commitments pursuant to Section 2.05 that have become effective on or prior to such date, as reduced from time to time in conjunction with the reduction of the Financing Commitments pursuant to Section 4.06.

“Revolving Total Commitment” means as of any date of determination, the aggregate amount of the Revolving Commitments on such date, which as of the Effective Date is the Revolving Maximum Facility Amount. Upon the Maturity Date, the Revolving Total Commitment shall be reduced to zero.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (c) any other relevant sanctions authority with jurisdiction over the Company, the Manager or their respective Affiliates or (d) the respective agencies and instrumentalities of each of the foregoing clauses (a) through (c), and any other governmental authority that issues or administers economic, financial or trade sanctions.

“Scheduled Termination Date” has the meaning set forth in the Transaction Schedule.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Amendment Effective Date” means September 20, 2024.

“Second Amendment Effective Date Letter” means that certain letter agreement, dated as of the Second Amendment Effective Date, between the Company and the Administrative Agent.

“Second Lien Loan” means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related Underlying Instruments that are reasonable and customary for similar Loans, including any Permitted Working Capital Lien) under Applicable Law and (ii) the Manager determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.

“Secured Obligation” has the meaning set forth in Section 8.02(a).

“Secured Party” has the meaning set forth in Section 8.02(a).

“Securities Intermediary” has the meaning set forth in the introductory section of this Agreement.

“Securitization Regulation” means Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardised securitisation, as amended, varied or substituted from time to time including any implementing regulation, technical standards and official guidance related thereto.

“Seller” has the meaning set forth in the introductory section of this Agreement.

“Selling Institution” means an institution from which a Participation is acquired.

“Senior Secured Bond” means any Bond that (i) is not (and is not expressly permitted by its terms to become) contractually subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable indenture, intercreditor agreement or similar agreement), (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable indenture or other similar agreement that are customary for similar bonds (as determined by the Manager in good faith), including a Permitted Working Capital Lien, and liens accorded priority by law in favor of any Governmental Authority), and (iii) the Manager determines in good faith that the value of the collateral for such bond (including based on enterprise value) together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) on or about the time of acquisition equals or exceeds the outstanding principal balance of the bond plus the aggregate outstanding balances of all other Bonds of equal seniority secured by a first priority Lien over the same collateral.

“Senior Secured Loan” means any Loan that (i) is not (and is not expressly permitted by its terms to become) contractually subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreement, intercreditor agreement or similar agreement), (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are customary for similar Loans (as determined by the Manager in good faith), including a Permitted Working Capital Lien, and liens accorded priority by law in favor of any Governmental Authority), and (iii) the Manager determines in good faith that the value of the collateral for such Loan (including based on enterprise value) together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal seniority secured by a first priority Lien over the same collateral.

“Settlement Date” means, with respect to any Fund Asset, the date of on which the Purchase of such Fund Asset by the Company settles.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” means, as of any date of determination, (x) with respect to actual currency exchange between USD and any Non-USD Currency, the applicable currency-USD rate available through the banking facilities of the banking entity selected by the Manager and, if such banking entity is not Wells Fargo Bank, National Association (or any of its Affiliates), as consented to by the Administrative Agent (or, if an Event of Default has occurred and is continuing, as selected by the Administrative Agent in its sole discretion) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and any Non-USD Currency, the applicable currency-USD spot rate that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication used by the Manager for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as determined by the Manager. The determination of the Spot Rate shall be conclusive absent manifest error.

“Standby Directed Investment” means Wells Fargo Government MM Fund #3802 (WFFXX) (CUSIP VP7001218).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that notwithstanding any provision herein to the contrary, the term “Subsidiary” shall not include any Person that constitutes an investment held by the Company in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Company.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Advances” means, collectively, (a) any Initial Term Loan Advance, (b) any Delayed Draw Term Loan Advance, and (c) any other term loan made pursuant to the terms hereof pursuant to any additional commitments pursuant to Section 2.05 that have become effective hereunder.

“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to provide Term Loan Advances (including the Initial Term Loan Advances and the Delayed Draw Term Loan Advances) to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to (i) a Commitment Increase Request or (ii) assignments made in accordance with the provisions of Section 10.06 of this Agreement.

“Term Loan Maximum Facility Amount” means, at any date, (a) the Initial Term Loan Maximum Facility Amount, plus (b) the Delayed Draw Term Loan Maximum Facility Amount, plus (c) the aggregate principal amount of any additional Term Loan Commitments pursuant to Section 2.05 that have become effective on or prior to such date.

“Term Loan Total Commitment” means as of any date of determination, the aggregate amount of the Term Loan Commitments on such date, which as of the Effective Date is the Term Loan Maximum Facility Amount.

“Term SOFR” means, for any three month Calculation Period relating to an Advance, the Term SOFR Reference Rate for a tenor of three months on the day that is two (2) U.S. Government Securities Business Days prior to the Calculation Period Start Date (such day, the “Periodic Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that for any Calculation Period relating to an Advance of less than three months, the rate determined by the Administrative Agent by interpolating on a linear basis between (i) the applicable Term SOFR Reference Rate for the longest period then published by the Term SOFR Administrator that is shorter than such Calculation Period and (ii) the applicable Term SOFR Reference Rate for the shortest period then published by the Term SOFR Administrator that is longer than such Calculation Period; provided, however, that if a Calculation Period is less than or equal to seven days, then the Term SOFR Reference Rate shall be determined by reference to a rate as if the maturity of the dollar deposits referred to therein were a period of time equal to seven days.

“Term SOFR Adjustment” means a percentage equal to 0.20% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Party Asset” means any Fund Asset that the Parent obtains monthly or quarterly valuations for from Valuation Research Corporation (“VRC”) or an Eligible Third Party Valuation Firm.

If at any time with respect to a Third Party Asset or an Exception Asset owned by the Company (a) the Administrative Agent obtains either (i) at its own expense, a valuation for such Fund Asset from any other Eligible Third Party Valuation Firm that is more than 7.5% lower than the most recent valuation obtained by the Parent for such Fund Asset or (ii) at least two quotes from Eligible Dealers the average of which is more than 7.5% lower than the most recent valuation obtained by the Parent for such Fund Asset (each, an “Administrative Agent Valuation”) and (b) the Company does not agree to use the Adjusted Current Market Value for such Fund Asset (including, for the avoidance of doubt, for purposes of calculating the Level A Adjusted Asset Coverage and Level B Adjusted Asset Coverage), then an amount equal to the difference between the Current Market Value for such Fund Asset and the Adjusted Current Market Value for such Fund Asset shall be an Excess Concentration Amount; provided that if the Parent subsequently obtains two additional quotes for such Fund Asset from Eligible Dealers the average of which is higher than the Administrative Agent Valuation, then such valuation difference shall no longer be an Excess Concentration Amount; provided further that if the Parent obtains quarterly valuations rather than monthly valuations for any Third Party Asset, then from and after the date on which the most recent quarterly valuation from VRC or any Eligible Third Party Valuation Firm obtained by the Parent for any Fund Asset has been in effect for more than one month, the Administrative Agent may elect by prior written notice to the Manager to deem the difference between the Adjusted Current Market Value and the Current Market Value for such Third Party Asset to be an Excess Concentration Amount.

“Trade Date” means, with respect to any Fund Asset, the date on which the Company enters into a binding commitment or other agreement to acquire any Fund Asset.

“Transaction Data Room” means a password-protected electronic data room established by the Company or the Manager on its behalf, access to which shall be available and provided at all times to the Collateral Agent and Moody’s, on behalf of the Secured Parties, the Lenders and the Administrative Agent (and any third-party service providers to the Administrative Agent).

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underlying Instruments” means, with respect to any Fund Asset, (a) the indenture, credit agreement, loan agreement, note purchase agreement, note or other agreement or instrument pursuant to which loans or other extensions of credit are or may be made together with all other material contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Fund Asset or other investment with respect to any Collateral or proceeds thereof (including the applicable Escrowed Transfer Documents), and all material exhibits and schedules to any thereof, (b) the certificate of incorporation, certificate of designation, trust agreement, limited liability company agreement, limited partnership agreement or other document that governs the terms of such Fund Asset, and (c) all related Underlying Security Documents (if any), in each case together with any other material ancillary documents executed in connection therewith.

“Underlying Instrument Event of Default” means, with respect to any Underlying Instrument, the meaning of “event of default” (or such other comparable term) as defined in such Underlying Instrument.

“Underlying Security Document” means, with respect to any applicable Fund Asset, all mortgages, deeds of trust, security agreements and other documents (if any) in which a lien is or is purported to be granted to secure the obligations of the related obligors.

“Unfunded Reserve Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of amounts required to pursuant to Section 4.07 and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Unfunded Reserve Amount” means all amounts on deposit in the Unfunded Reserve Account.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.02(f).

“Valuation Policy” means the Parent’s “Valuation Policy” explained in Note 2 (Summary of Significant Accounting Policies) to the Parent’s Consolidated Financial Statements in its 2019 annual report filed with the SEC on Form N-CSR, as in effect on the Effective Date or as modified from time to time after the Effective Date; provided that, notwithstanding any modification to the Valuation Policy after the Effective Date, all calculations of the Current Market Value, Level A Asset Coverage Test, Level B Asset Coverage Test, Company Asset Coverage Test and the related definitions will be calculated in a substantially similar fashion in accordance with the Valuation Policy of the Parent as in effect as of the Effective Date (or as modified after the Effective Date as approved in writing by the Administrative Agent or to correct inconsistencies, typographical or other errors, defects or ambiguities; provided that such correction does not have an adverse effect on the Administrative Agent or any Lender).

“Withholding Agent” means the Company and the Administrative Agent.

ARTICLE I

THE FUND ASSETS

SECTION 1.01. Purchases of Fund Assets. On and after the Effective Date, the Company may Purchase Fund Assets, or request that Fund Assets be Purchased for the Company’s account, all on and subject to the terms and conditions set forth herein.

SECTION 1.02. [Reserved.]

SECTION 1.03. Conditions to Purchases. The Company shall not Purchase or enter into or make any commitment to Purchase any Fund Asset that would constitute an Ineligible Investment, other than (a) any such Fund Asset acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Fund Asset or any issuer thereof, or (b) any Fund Asset that becomes an Ineligible Investment after the Trade Date but on or prior to the Settlement Date therefor.

SECTION 1.04. Sales of Fund Assets. The Company may sell, transfer or otherwise dispose of any Fund Asset (including any Ineligible Investment) or other asset without the consent of, or prior notice to, the Administrative Agent; provided that, except with respect to any sale effected as part of a cure plan pursuant to Section 4.03(d) or Section 4.03(e), the prior written consent of the Administrative Agent shall be required for any sale, transfer or other disposition by the Company of any Fund Asset (a) after the occurrence and during the continuance of an Event of Default or (b) if the Company Asset Coverage Test is not satisfied or would fail to be satisfied following such sale, transfer or other disposition.

SECTION 1.05. Additional Equity Contribution. Notwithstanding anything in this Agreement to the contrary, the Parent may, but shall have no obligation to, at any time or from time to time make a capital contribution to the Company for any purpose, including for the purpose of curing any Default or Event of Default, satisfying any Level A Asset Coverage Test, Level B Asset Coverage Test or Company Asset Coverage Test, in connection with enabling the acquisition or sale of any Fund Asset or satisfying any condition under Section 2.03. Each contribution shall either be made (a) in cash, (b) by assignment and contribution of Cash Equivalents and/or (c) by assignment and contribution of any Fund Asset.

SECTION 1.06. Substitution. Notwithstanding any provision to the contrary hereunder, the Company may replace a Fund Asset with another Fund Asset (each such replacement, a “Substitution” and such new Fund Asset, a “Substitute Fund Asset”) so long as all applicable conditions precedent set forth in Section 1.03 have been satisfied with respect to each Substitute Fund Asset to be acquired by the Company in connection with such Substitution; provided that, except with respect to any sale effected as part of a cure plan pursuant to Section 4.03(d) or Section 4.03(e), the prior written consent of the Administrative Agent shall be required for any Substitution (a) after the occurrence and during the continuance of an Event of Default or (b) if the Company Asset Coverage Test is not satisfied or would fail to be satisfied following such Substitution.

SECTION 1.07. Valuation of Non-USD Currency Fund Assets. For purposes of all valuations and calculations hereunder, the principal amount of all Fund Assets and Eligible Investments denominated in a Non-USD Currency and proceeds denominated in a Non-USD Currency shall for the purposes of such determination be converted to U.S. dollars at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.

SECTION 1.08. Trade Date Basis. For purposes of all calculations hereunder, (x) any Fund Asset for which the Trade Date in respect of a Purchase thereof by the Company has occurred, but the Settlement Date for such sale has not occurred, shall be considered to be owned by the Company from and after such Trade Date unless such Fund Asset is a Delayed Settlement Asset, and (y) any Fund Asset for which the Trade Date in respect of a sale thereof by the Company has occurred, but the Settlement Date for such sale has not occurred, shall no longer be considered to be owned by the Company from and after such Trade Date unless such Fund Asset is a Delayed Settlement Asset.

ARTICLE II

THE ADVANCES

SECTION 2.01. Financing Commitments.

(a) Subject to the terms and conditions set forth herein, each Lender hereby severally agrees to make an Advance (such Advance, the “Initial Term Loan Advance”) to the Company on the Effective Date, in an aggregate amount equal to such Lender’s Initial Term Loan Commitment and, as to all Lenders, in an aggregate principal amount equal to the Initial Term Loan Total Commitment. Initial Term Loan Advances once repaid may not be reborrowed.

(b) Subject to the terms and conditions set forth herein, each Lender hereby severally agrees to make one or more Advances (such Advances, “Delayed Draw Term Loan Advances”) available to the Company after the Effective Date and on or prior to the Delayed Draw Term Loan Termination Date, in an aggregate amount equal to such Lender’s Delayed Draw Term Loan Commitment and, as to all Lenders, in an aggregate principal amount equal to the Delayed Draw Term Loan Total Commitment. Delayed Draw Term Loan Advances once repaid may not be reborrowed.

(c) Subject to the terms and conditions set forth herein, each Lender hereby severally agrees to make Advances (such Advances, “Revolving Advances”) available to the Company, from time to time on any Business Day, in an aggregate amount outstanding at one time up to but not exceeding the amount of such Lender’s Revolving Commitment and, as to all Lenders, in an aggregate principal amount not exceeding the Revolving Total Commitment. The Financing Commitments shall terminate on the Maturity Date. Within such limits and subject to the other terms and conditions of this Agreement, the Company may borrow (and re-borrow) Advances under this Section 2.01(c) and prepay Revolving Advances.

SECTION 2.02. Advances; Use of Proceeds.

(a) Subject to the satisfaction or waiver of the conditions to an Advance set forth in Section 2.04 as of the Advance date, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Advance date as provided herein.

(b) Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c) The Company shall use the proceeds of the Advances received by it hereunder to (i) Purchase certain Fund Assets (including, for the avoidance of doubt, to make advances to the obligor of any Future Funding Asset in accordance with the Underlying Instruments related thereto), (ii) repay certain indebtedness of the Parent Entities, (iii) pay certain fees and expenses related to the transactions contemplated hereby and (iv) make distributions (including Required Fund Distributions) to Parent not prohibited hereunder. The proceeds of the Advances shall not be used for any other purpose. Notwithstanding the foregoing, the proceeds of the Initial Term Loan Advance shall not be used to make a distribution to any other Parent Entity for the purpose of permitting such Parent Entity to make a special distribution to the holders of its Equity Interests or to repurchase Equity Interests of such Parent Entity.

(d) With respect to any Advance, the Manager shall, on behalf of the Company, submit a request substantially in the form of Exhibit A (a “Request for Advance”) to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 10:00 a.m. New York City time, the Business Day prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, immediately after giving effect thereto and the related Purchase (if any) of the applicable Fund Asset by the Company, each of the Level B Asset Coverage Test and the Company Asset Coverage Test is satisfied.

SECTION 2.03. Conditions to Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion with notice to Moody’s):

(a) Executed Counterparts. The Administrative Agent and its counsel shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Credit Documents. The Administrative Agent and its counsel shall have received reasonably satisfactory evidence that the Credit Documents have been executed and are in full force and effect.

(c) Opinions. The Administrative Agent and its counsel shall have received one or more written opinions of counsel for the Company, the Manager, and the Parent, covering such matters relating to the transactions contemplated hereby and by the other Credit Documents as the Administrative Agent shall reasonably request (including, without limitation, no violation of the Investment Company Act) in writing. Each opinion shall be in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Corporate Documents. The Administrative Agent and its counsel shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company, the Parent and the Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Credit Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the Parent and the Manager and any other legal matters relating to the Company, the Parent, the Manager, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e) Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent, the Collateral Administrator and Moody’s shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(f) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including legal fees and expenses) required to be reimbursed or paid by the Company hereunder.

(f) PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent, Collateral Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.

(g) Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder.

(h) Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized, (ii) a UCC lien search indicating that there are no effective lien notices or comparable documents that name the Seller as debtor which cover any of the Fund Assets to be owned by the Company on the Effective Date (other than any liens thereon that will be released on the Effective Date) and (iii) such other searches that the Administrative Agent deems necessary or appropriate.

(i) Officer’s Certificates. The Administrative Agent and its counsel shall have received (i) a certificate of an officer of the Company, certifying that the conditions set forth in Sections 2.04(c) and 2.04(d) have been satisfied on and as of the Effective Date and (ii) a certificate of an officer of the Parent, certifying that the conditions set forth in Section 2.04(e) have been satisfied on and as of the Effective Date.

(j) Other Documents. Such other documents as the Administrative Agent may reasonably require.

(k) Rating Letter. The Agents shall have received a letter from Moody’s addressed to the Parent providing that the credit rating for the Parent is not less than “Aa3”.

(l) Fund Assets. On a pro forma basis immediately after giving effect to the transactions to occur on the Effective Date, the Company shall own Fund Assets (excluding any Ineligible Investments) with a Current Market Value of not less than 81.5% of the aggregate Current Market Value of the Fund Assets (excluding any Ineligible Investments) held by the Parent Entities on such date.

(m) Dauphin Funding Merger. The Administrative Agent shall have received the Payoff Letter and the Merger Agreement and shall have received confirmation that the Dauphin Funding Merger shall occur in accordance with the Merger Agreement immediately after giving effect to the proceeds of the initial Advance on the Effective Date.

SECTION 2.04. Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion) as of the proposed date of such Advance:

(a) the Effective Date shall have occurred;

(b) the Company shall have delivered a Request for Advance in accordance with Section 2.02(d);

(c) no Event of Default or Default has occurred and is continuing;

(d) all of the representations and warranties contained in Article VI and in any other Credit Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e) all of the representations and warranties contained in the Guarantee shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(f) immediately after giving pro forma effect to such Advance hereunder:

(1) the aggregate principal balance of Term Loan Advances and Revolving Advances then outstanding will not exceed the respective limits for such Advances set forth in the Transaction Schedule;

(2) the amount of any Delayed Draw Term Loan Advance or Revolving Advance shall be not less than U.S.$5,000,000; provided that the amount of any initial Revolving Advance on the Effective Date shall be not less than U.S.$5,000,000; and

(3) each of the Level B Asset Coverage Test and the Company Asset Coverage Test is satisfied; and

(4) any Fund Asset to be Purchased by the Company with the proceeds of such Advance satisfies the Eligibility Criteria; and

(g) solely with respect to any new Fund Asset to be Purchased by the Company with the proceeds of such Advance (and not, for the avoidance of doubt, any follow-on investment or any Future Funding Asset to be funded with respect to the issuer of any Fund Asset then owned by the Company), the Company or the Manager shall have made the following information with respect to such Fund Asset (collectively, the “Diligence Information”) available to the Collateral Agent, the Administrative Agent, in each case, solely to the extent such Diligence Information is available to the Company (it being acknowledged that the Administrative Agent may share such Diligence Information with third party service providers retained by it from time to time) and the Lenders in the Transaction Data Room or delivered via email in the event the Collateral Agent is unable to access the Transaction Data Room (it being understood that compliance with any applicable confidentiality restrictions will be required before such delivery, and the Manager will use its best efforts to enable the Lenders to deliver applicable confidentiality agreements or otherwise to comply with such restrictions):

(1) with respect to any Fund Asset that is not an Exception Asset, copies of the indenture, credit agreement, loan agreement, note purchase agreement, note or other agreement or instrument pursuant to which loans or other extensions of credit are or may be made with respect to such Fund Asset;

(2) with respect to any Exception Asset, (a) copies of the indenture, credit agreement, loan agreement, note purchase agreement, note or other agreement or instrument pursuant to which loans or other extensions of credit are or may be made with respect to such Exception Asset, (b) copies of other material Underlying Instruments with respect to such Exception Asset to the extent actually in the possession of the Company or the Manager, (c) copies of the most recent related Draft Instruments with respect to such Exception Asset to the extent actually in the possession of the Company or the Manager, and (d) the IC Memorandum relating to such Exception Asset;

(3) with respect to any Exception Asset, solely to the extent in the Manager’s possession and not prohibited by applicable confidentiality provisions (whether by law or contractual), all appraisal or valuation reports conducted by third parties with respect to such Exception Asset; provided that the Manager shall use commercially reasonable efforts to procure a waiver or exemption from such confidentiality provisions in order to deliver such reports hereunder; and

(4) with respect to Fund Assets originated by the Company that are Exception Assets, all other information customary and typical in performing a detailed credit analysis and as may be reasonably requested by the Administrative Agent, including (without limitation) corporate organization charts of the obligors and information concerning the relationship of such obligor to the Company and the Manager and their respective Affiliates.

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

SECTION 2.05. Commitment Increase Option. The Company may at any time submit a Commitment Increase Request for an increase in the Term Loan Total Commitment and/or the Revolving Total Commitment up to $200,000,000 (in the aggregate), subject to satisfaction (or waiver by the Administrative Agent in its sole discretion) of the following conditions precedent:

(a) the Administrative Agent (on behalf of the Lenders and in its sole discretion) approves in writing (which may be by email) such Commitment Increase Request;

(b) no Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;

(c) all of the representations and warranties contained in Article VI and in any other Credit Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(d) all of the representations and warranties contained in the Guarantee and in any shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e) no commitment reduction shall have occurred pursuant to Section 4.06(a) due to Barclays Bank PLC ceasing to act as Administrative Agent prior to the Commitment Increase Date;

(f) any Commitment Increase Request shall be in an amount not less than $25,000,000;

(g) receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.03(c), (d) and (f)(ii) on the Effective Date;

(h) each of the Level B Asset Coverage Test and the Company Asset Coverage Test is satisfied;

(i) the ratio of the Term Loan Total Commitment to the Revolving Total Commitment shall equal or exceed 4.00:1.00; and

(j) the Revolving Total Commitment shall not exceed $100,000,000.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01. The Advances.

(a) Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.02, then each Lender shall make such Advance on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the Collateral Agent for deposit to the Principal Collection Account. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances. The Company may reborrow Revolving Advances in an amount up to the aggregate unused Revolving Commitments of the Lenders on such date, subject to the terms and conditions set forth herein. Except as set forth in the immediately preceding sentence, once prepaid, Advances may not be reborrowed.

(b) Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances shall bear interest (from and including the date on which such Advance is made to and including the date on which such Advance is repaid) at a per annum rate equal to Adjusted Term SOFR for each Calculation Period in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that (i) if on any date of determination the Level A Asset Coverage Test is not satisfied, the Applicable Margin shall be increased 0.50% per annum (from and including the first date on which such test is failing to and including the applicable date on which such test is satisfied); and (ii) if on any date of determination the Other Indebtedness Ratio is greater than 25.0%, the Applicable Margin shall be increased by 0.25% per annum (from and including the first date on which such ratio exceeds 25.0% to and including the applicable date on which such ratio is less than or equal to 25.0%).

(c) Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the “Register”) in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, to such payee and its registered assigns).

(d) Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e) Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Administrative Agent with any request or directive (to the extent it has the force of law) of any such Governmental Authority, central bank or comparable agency makes it unlawful or impossible, or any Governmental Authority, central bank or comparable agency asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to make, fund or maintain Advances hereunder, then (1) the obligation of such Lender or the Administrative Agent hereunder shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender shall be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law; provided that to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to the Term SOFR Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule.

(f) Increased Costs.

(1) If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C) subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(2) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount reasonably deemed by such Lender to be material (which demand shall be accompanied by a statement setting forth the basis for such demand; provided that in no event shall any Lender be required to provide any information or documentation to the extent such Lender reasonably determines providing the same would constitute a breach by such Lender of its confidentiality obligations), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(3) A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (1) or (2) of this Section 3.01(f) shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(4) Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section 3.01(f) shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that (i) the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; and (ii) if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(5) Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(6) If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above, this clause (f) or Section 3.02(c) or (B) is a Defaulting Lender under clause (a)(i) of the definition of such term (or, in the case of a requirement to assign or delegate interests, rights and obligations as set forth below, is otherwise a Defaulting Lender), then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, prepay the Advances of such Lender or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment and (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such prepayment or assignment.

(g) No Set-off or counterclaim. Subject to Section 3.02, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any Taxes as required by Applicable Law) shall not be less than the amounts otherwise specified to be paid under this Agreement.

(h) Effect of Benchmark Transition Event.

(1) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark

Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(2) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(3) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company, the Manager and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.01(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.01(h).

(4) Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) outstanding Advances shall bear interest at the Base Rate plus the Applicable Margin per annum during the Benchmark Unavailability Period and (2) any Request for Advance given by the Company with respect to such Loans shall be deemed to be rescinded by the Company or, at the election of the Company, a request that such Advances be made bearing interest based on the Base Rate instead of the Adjusted Term SOFR rate.

SECTION 3.02. Taxes.

(a) Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Company. The Company shall indemnify each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.02, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Secured Parties. (1) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.02(f)(2) (B)(i), (B)(ii) and (B)(iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(2) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), a copy of executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, a copy of executed IRS Form W-8BEN, IRS Form W- 8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) a copy of executed IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, is not a “10 percent shareholder” of the Company or the Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) a copy of executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or

(iv) to the extent a Foreign Lender is not the beneficial owner, a copy of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), copies of any other executed form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) each Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(E) If the Administrative Agent is a U.S Person, it shall deliver to the Company an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement. If the Administrative Agent is not a United States Person, (i) with respect to payments received on behalf of the Lenders, it shall provide the Company with an electronic copy of IRS Form W-8IMY (together with any required accompanying documentation) certifying on Part I and Part IV of such Form W-8IMY that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal withholding Tax purposes with respect to payments to be received by it on behalf of the Lenders or that it is a qualified intermediary and (ii) with respect to payments received for its own account, it shall provide the Company with two duly completed copies of IRS Form W-8ECI.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.02 (including by the payment of additional amounts pursuant to this Section 3.02), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.02 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Credit Document.

SECTION 3.03. Mitigation Obligations. If any Lender other than Barclays (i) requests compensation under Section 3.01(e) or (f), or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender other than Barclays or any Governmental Authority for the account of any Lender other than Barclays pursuant to Section 3.02, (ii) defaults in its obligations to make Advances hereunder or (iii) becomes subject to a Bail-In Action, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in and the consents required by Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01(e) or (f) or Section 3.02) and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, condition or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) such assignment will result in a ratable reduction in the claim for compensation or payments under Section 3.01(e) or (f) or Section 3.02, as applicable and (iv) such assignment does not conflict with applicable law. A lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.

ARTICLE IV

COLLECTIONS AND PAYMENTS

SECTION 4.01. Interest Proceeds. The Company shall notify the obligor (or the relevant agent under the applicable Underlying Documents) with respect to each Fund Asset owned by the Company to remit all amounts that constitute Interest Proceeds to the Interest Collection Account, the GBP Interest Collection Account, the CAD Interest Collection Account or the Euro Interest Collection Account, as applicable. To the extent Interest Proceeds are received other than by deposit into the Interest Collection Account, the GBP Interest Collection Account, the CAD Interest Collection Account or the Euro Interest Collection Account, as applicable, the Company shall cause all Interest Proceeds on the Fund Assets owned by the Company to be deposited in the Interest Collection Account, the GBP Interest Collection Account, the CAD Interest Collection Account or the Euro Interest Collection Account, as applicable, or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Interest Collection Account, the GBP Interest Collection Account or the Euro Interest Collection Account, as applicable, all Interest Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Manager.

Interest Proceeds shall be retained in the Interest Collection Account, the GBP Interest Collection Account, the CAD Interest Collection Account or the Euro Interest Collection Account, as applicable, and held in cash and/or invested (and reinvested) at the written direction of the Company (or the Manager on its behalf) delivered to the Collateral Agent in dollar-denominated Cash Equivalents selected by the Manager (unless an Event of Default has occurred and is continuing, in which case, selected by the Administrative Agent) (“Eligible Investments”). If, prior to the occurrence of an Event of Default, the Company (or the Manager on its behalf) shall not have given any such investment directions, the Collateral Agent shall within five Business Days after transfer of such funds to the Interest Collection Account, the GBP Interest Collection Account, the CAD Interest Collection Account or the Euro Interest Collection Account, as applicable, invest and reinvest the funds held in such Collateral Account, as fully as practicable in the Standby Directed Investment. After the occurrence and during the continuance of an Event of Default, if the Administrative Agent shall not have given any such investment directions such funds shall remain uninvested.

Interest Proceeds on deposit in the Interest Collection Account, the GBP Interest Collection Account, the CAD Interest Collection Account or the Euro Interest Collection Account, as applicable, shall be withdrawn by the Collateral Agent (at the written direction of the Company or the Manager on its behalf (or, following the occurrence and during the continuance of an Event of Default, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions in accordance with this Agreement.

The Manager shall notify the Administrative Agent and the Collateral Agent if the Manager reasonably determines in good faith that any amounts in the Interest Collection Account, the GBP Interest Collection Account, the CAD Interest Collection Account or the Euro Interest Collection Account, as applicable, have been deposited in error or do not otherwise constitute Interest Proceeds (which notice shall include a certificate of an officer of the Manager setting forth the basis for such determination), whereupon such amounts on deposit in such account may be withdrawn by the Collateral Agent (at the direction of the Company and with written confirmation from the Administrative Agent (or, upon the occurrence and during the continuance of an Event of Default, at the direction of the Administrative Agent) on the next succeeding Business Day and remitted to or at the direction of the Company.

SECTION 4.02. Principal Proceeds. The Company shall notify the obligor (or the relevant agent under the applicable Underlying Documents) with respect to each Fund Asset owned by the Company to remit all amounts that constitute Principal Proceeds to the Principal Collection Account, the GBP Principal Collection Account, the CAD Principal Collection Account or the Euro Principal Collection Account, as applicable. To the extent Principal Proceeds are received other than by deposit into the Principal Collection Account, the GBP Principal Collection Account, the CAD Principal Collection Account or the Euro Principal Collection Account, as applicable, the Company shall cause all Principal Proceeds received on the Fund Assets owned by the Company to be deposited in the Principal Collection Account, the GBP Principal Collection Account, the CAD Principal Collection Account or the Euro Principal Collection Account, as applicable, or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Principal Collection Account, the GBP Principal Collection Account, the CAD Principal Collection Account or the Euro Principal Collection Account, as applicable, all Principal Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Manager.

All Principal Proceeds shall be retained in the Principal Collection Account, the GBP Principal Collection Account, the CAD Principal Collection Account or the Euro Principal Collection Account, as applicable, and be held in cash and/or invested (and reinvested) at the written direction of the Company (or the Manager on its behalf) in Eligible Investments selected by the Manager (unless an Event of Default has occurred and is continuing, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds. If, prior to the occurrence of an Event of Default, the Company (or the Manager on its behalf) shall not have given any such investment directions, the Collateral Agent shall within five Business Days after transfer of such funds to the Principal Collection Account, the GBP Principal Collection Account, the CAD Principal Collection Account or the Euro Principal Collection Account, as applicable, invest and reinvest the funds held in such Collateral Account, as fully as practicable in the Standby Directed Investment. After the occurrence and during the continuance of an Event of Default, if the Administrative Agent shall not have given any such investment directions such funds shall remain uninvested.

Principal Proceeds on deposit in the Principal Collection Account, the GBP Principal Collection Account, the CAD Principal Collection Account or the Euro Principal Collection Account, as applicable, shall be withdrawn by the Collateral Agent (at the written direction of the Company or the Manager on its behalf (or, following the occurrence and during the continuance of an Event of Default, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) towards the purchase price of Fund Assets purchased in accordance with this Agreement or (iii) to make Permitted Distributions in accordance with this Agreement.

The Manager shall notify the Company, Administrative Agent and the Collateral Agent if the Manager reasonably determines in good faith that any amounts in the Principal Collection Account, the GBP Principal Collection Account, the CAD Principal Collection Account or the Euro Principal Collection Account, as applicable, have been deposited in error or do not otherwise constitute Principal Proceeds

(which notice shall include a certificate of an officer of the Manager setting forth the basis for such determination), whereupon such amounts on deposit in such account may be withdrawn by the Collateral Agent (at the direction of the Company and with written confirmation from the Administrative Agent (or, upon the occurrence and during the continuance of an Event of Default, at the direction of the Administrative Agent) on the next succeeding Business Day and remitted to or at the direction of the Company.

SECTION 4.03. Principal and Interest Payments; Prepayments; Commitment Fee.

(a) The Company shall pay the unpaid principal amount of the Advances (together with accrued and unpaid interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.

(b) Accrued and unpaid interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest payable pursuant to the proviso to Section 3.01(b) shall be calculated from and including the first date on which such interest is required to be applied in accordance with Section 3.01(b) and (ii) in the event of any repayment or prepayment of any Advances, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. “Interest Payment Date” means the 5th Business Day following the day on which each Calculation Period ends (or if any such date is not a Business Day, the immediately succeeding Business Day).

(c)(1) Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part subject, solely in the case of prepayments of Term Loan Advances, to the payment of the premium described in clause (2) below. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator in writing (which may be by electronic mail) of an executed notice in the form of Exhibit D hereto (a “Notice of Prepayment or Reduction”) (attached as a .pdf or similar file) of any prepayment pursuant to Section 4.03(c)(1) not later than 5:00 p.m., New York City time, two Business Days (or such shorter period as the Administrative Agent may agree) before the date of prepayment. Each Notice of Prepayment or Reduction shall be irrevocable (unless such notice conditions such prepayment upon consummation of a transaction which is contemplated to result in a prepayment of outstanding Advances, in which event such notice may be revocable or conditioned upon such consummation) and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$1,000,000. Any such prepayment shall be accompanied by accrued and unpaid interest.

(2) Any prepayment of the outstanding Term Loan Advances pursuant to Section 4.03(c)(1) that is made during the Non-Call Period, whether in full or in part, shall be accompanied by the Make-Whole Amount with respect to the principal amount of the Term Loan Advances so prepaid.

(3) [Reserved].

(4) For the avoidance of doubt, no prepayment of outstanding Revolving Advances or reduction of Revolving Commitments shall be subject to the Make-Whole Amount or any other premium or penalty.

(d) If at any time the Level B Asset Coverage Test is not satisfied for a period of five consecutive Business Days, the Company shall cure such failure within five Business Days thereafter by (i) prepaying unpaid principal and accrued and unpaid interest on the Advances then outstanding or (ii) selling or otherwise disposing of Fund Assets in accordance with Section 1.04, in each case, in an aggregate amount necessary to cause the Level B Adjusted Asset Coverage to equal or exceed 305%; provided that if any Revolving Advances are then outstanding, such Advances shall be prepaid prior to repaying any Term Loan Advances. Each mandatory prepayment of Advances under this Section 4.03(d) is referred to as a “Level B Asset Coverage Mandatory Prepayment”. For the avoidance of doubt, if the aggregate Level B Asset Coverage Mandatory Prepayments and Company Asset Coverage Mandatory Prepayments on outstanding Term Loan Advances during the Non-Call Period exceeds 5% of the Term Loan Total Commitment measured cumulatively since the Effective Date, a Level B Asset Coverage Mandatory Prepayment (or portion thereof) in excess of such 5% threshold will be subject to the payment of the Make-Whole Amount under Section 4.03(c)(2).

(e) If at any time the Company Asset Coverage Test is not satisfied for a period of five consecutive Business Days, the Company shall cure such failure within five Business Days thereafter by (i) prepaying unpaid principal and accrued and unpaid interest on the Advances then outstanding, (ii) causing the Parent to make a contribution of cash or Fund Assets to the Company in accordance with Section 1.05, or (iii) selling or otherwise disposing of Fund Assets in accordance with Section 1.04, in each case, in an aggregate amount necessary to cause the Company Adjusted Asset Coverage to equal or exceed 150%; provided that if any Revolving Advances are then outstanding, such Advances shall be prepaid prior to repaying any Term Loan Advances. Each mandatory prepayment of Advances under this Section 4.03(e) is referred to as a “Company Asset Coverage Mandatory Prepayment”. For the avoidance of doubt, if the aggregate Level B Asset Coverage Mandatory Prepayments and Company Asset Coverage Mandatory Prepayments on outstanding Term Loan Advances during the Non-Call Period exceeds 5% of the Term Loan Total Commitment measured cumulatively since the Effective Date, a Company Asset Coverage Mandatory Prepayment (or portion thereof) in excess of such 5% threshold will be subject to the payment of the Make-Whole Amount under Section 4.03(c)(2).

(f) The Company agrees to pay to the Administrative Agent, for the account of each Lender with a Revolving Commitment (other than a Defaulting Lender), a commitment fee (the “Revolving Commitment Fee”) in accordance with the Priority of Payments which shall accrue at (i), prior to and excluding the Second Amendment Effective Date, 0.55% per annum, and (ii) after and including the Second Amendment Effective Date, 0.38% per annum, in each case on the average daily unused amount of the Revolving Commitment of such Lender during the applicable period of calculation. Accrued and unpaid Revolving Commitment Fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Revolving Commitments terminate. All Revolving Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed during the applicable period of calculation (including the first day but excluding the last day).

(g) The Company agrees to pay to the Administrative Agent, for the account of each Lender with a Delayed Draw Term Loan Commitment (other than a Defaulting Lender), a commitment fee (the “Delayed Draw Term Loan Commitment Fee”) in accordance with the Priority of Payments which shall accrue at (i), prior to and excluding the Second Amendment Effective Date, 0.55% per annum, and (ii) after and including the Second Amendment Effective Date, 0.38% per annum, in each case on the average daily unused amount of the Delayed Draw Term Loan Commitment of such Lender during the applicable period of calculation. Accrued and unpaid Delayed Draw Term Loan Commitment Fees shall be payable in arrears on each Interest Payment Date, and on the first Interest Payment Date after the date on which the Delayed Draw Term Loan Commitments terminate. All Delayed Draw Term Loan Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed during the applicable period of calculation (including the first day but excluding the last day).

(h) The Company agrees to pay the Administrative Agent on the date of this Agreement, for the account of each Lender, an upfront fee on the date hereof in an aggregate amount specified in the Effective Date Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(i) The Company agrees to pay the Administrative Agent on the Second Amendment Effective Date, for the account of each Lender, an extension fee in an aggregate amount specified in the Second Amendment Effective Date Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

SECTION 4.04. Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date (subject to Section 4.03(a)), (y) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable hereunder and (z) each other date designated by the Manager by written notice to the Administrative Agent and the Collateral Agent (each such date set forth in the foregoing clause (y) or clause (z), an “Additional Distribution Date”), the Collateral Agent shall, after receipt of approval from the Manager in accordance with Section 2(b)(vii) of the Collateral Administration Agreement, distribute all amounts in the Collection Accounts in the following order of priority (the “Priority of Payments”):

(a) to make any Required Fund Distribution directed pursuant to this Agreement;

(b) to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the Account Control Agreement (including fees, out-of-pocket expenses and indemnities) up to a maximum amount under this subclause (i) of U.S.$100,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter); provided that if any such amount is not utilized during any calendar quarter then such unutilized amount may be applied during any of the three succeeding calendar quarters and (ii) second, any other accrued and unpaid fees (other than the Commitment Fee payable to the Lenders) and out-of-pocket expenses, including indemnities due hereunder or payable to any Governmental Authority in respect of Taxes payable by the Company or filing, registration or similar fees, up to a maximum amount under this clause (ii) of U.S.$100,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter);

(c) pro rata based on amounts due, to pay accrued and unpaid interest due in respect of the Advances, any Commitment Fees and Make-Whole Amounts payable to the Lenders and any increased costs payable to the Lenders pursuant to Section 3.01(e) or (f) or Section 3.02 (pro rata based on amounts due);

(d) to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premiums) and (ii) on the Maturity Date (and, if applicable, any Additional Distribution Date), pro rata based on amounts due, principal of the Advances until the Advances are paid in full (including any applicable Make-Whole Amounts);

(e) to pay all amounts set forth in clause (b) above not paid due to the limitations set forth therein;

(f) to make any Permitted Distributions directed pursuant to this Agreement; and

(g) (i) on any Interest Payment Date, to deposit any remaining amounts in the Principal Collection Account as Principal Proceeds (or, in the case of remaining Interest Proceeds, at the election of the Manager on behalf of the Company, to deposit any remaining amounts in the Interest Collection Account as Interest Proceeds) and (ii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to the Company.

SECTION 4.05. Payments Generally.

(a) All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Manager of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Manager. At least two Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Interest Payment Date. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.02 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. All payments hereunder shall be made in U.S. dollars. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) If after receipt of an invoice from the Administrative Agent pursuant to Section 4.05(a) and at least two (2) Business Days prior to any Interest Payment Date or the Maturity Date or an Additional Distribution Date, the Collateral Administrator shall have notified the Company, the Collateral Agent and the Administrative Agent that the Company does not have a sufficient amount of funds in USD on deposit in the Collection Accounts that will be needed (1) to pay to the Lenders all of the amounts required to be paid on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments (a “Currency Shortfall”), then, so long as no Event of Default shall have occurred and be continuing, the Company shall exchange (or shall direct the Collateral Agent to exchange) amounts in any Non-USD Currency in any Collateral Account for USD in an amount necessary to cure such Currency Shortfall. Each such exchange shall occur no later than one Business Day prior to such Interest Payment Date or Additional Distribution Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of conversion. If for any reason the Company shall have failed to effect any such currency exchange by the Business Day prior to such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Company.

(c) If an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Collateral Agent to exchange amounts held in any Collateral Account for USD at the Spot Rate for application hereunder.

SECTION 4.06. Termination or Reduction of Revolving Commitments and Delayed Draw Term Loan Commitments.

(a) The Company shall be entitled at its option, upon two (2) Business Days’ prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to either (i) terminate the Revolving Commitments in whole upon payment in full of all Revolving Advances, all accrued and unpaid interest thereon or (ii) reduce in part the portion of the Revolving Commitments that exceeds the sum of the outstanding Revolving Advances.

(b) The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence and during the continuance of an Event of Default; provided that if any Revolving Advances are then outstanding, such Revolving Advances shall be prepaid prior to repaying any Term Loan Advances and shall not, for the avoidance of doubt, (i) be subject to payment of the Make-Whole Amount or any other premium or penalty or (ii) reduce the Revolving Total Commitment.

(c) On the Delayed Draw Term Loan Termination Date, (i) any unused Delayed Draw Term Loan Commitments shall automatically terminate, and (ii) the Revolving Total Commitment as in effect on such date shall be permanently reduced by an amount equal to fifty percent (50%) of the amount of any such unused Delayed Draw Term Loan Commitments. By way of illustration of the foregoing, in the event $50,000,000 of unused Delayed Draw Term Loan Commitments are terminated on the Delayed Draw Term Loan Termination Date, then the Revolving Total Commitment will be reduced by $25,000,000.

SECTION 4.07. Unfunded Reserve Account. If at any time the Company acquires any Future Funding Asset, if the Company fails to transfer or assign such Future Funding Asset to another Parent Entity or any other third party within 60 days, the Company shall direct the Collateral Agent to transfer available funds of the Company in amount equal to the unfunded portion of such Future Funding Asset from the Collection Account into the Unfunded Reserve Account. The only permitted withdrawals from the Unfunded Reserve Account shall be (a) to pay or fund any unfunded portion of Future Funding Assets held by the Company, (b) upon the sale, transfer or assignment of any Future Funding Asset, an amount equal to the unfunded portion of such Future Funding Asset to the Collection Account, and (c) in the event such unfunded commitments with respect to such Future Funding Asset are terminated. Funds on deposit in the Unfunded Reserve Account shall remain uninvested.

ARTICLE V

[RESERVED]

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01. Representations and Warranties. The Company (and, with respect to clauses (a) through (e), (l), (n), (s) through (v) and (z) through (cc), the Manager) represents to the other parties hereto solely with respect to itself that as of the date hereof and each Advance date (or as of such other date on which such representations and warranties are required to be made hereunder):

(a) Due Authorization. It is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Credit Document to which it is a party and to consummate the transactions herein and therein contemplated;

(b) Enforceability. The execution, delivery and performance of this Agreement and each such other Credit Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Credit Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) No Conflicts. The execution, delivery and performance of this Agreement and each other Credit Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate (i) in the case of the Company, in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected and (ii) in the case of the Manager, any provisions of

Applicable Law or regulation or applicable order of any court or regulatory body and will not result in the breach of, or constitute a default, or require any consent, under any agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected, in each case to the extent such violation, breach or default would not reasonably be expected to have a Material Adverse Effect;

(d) Adverse Proceedings. It is not subject to any Adverse Proceeding;

(e) Consents and Authorizations. It has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Credit Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f) Investment Company Act. It is not required to register as an “investment company” as defined in the Investment Company Act;

(g) Securities Act. It has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(h) Indebtedness. It has no Indebtedness other than (i) Indebtedness incurred under the terms of the Credit Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to transactions contemplated by this Agreement and the other Credit Documents, (iii) if applicable, the obligation to make future payments under any Future Funding Asset and (iv) Indebtedness in the form of any hedge agreement, swap or other derivative transaction entered into with Barclays Bank PLC, any affiliate thereof or any other counterparty approved by the Administrative Agent in its sole discretion for the purpose of hedging foreign currency exposure with respect to any Fund Asset;

(i) Plan Assets. (x) its assets do not constitute “plan assets” within the meaning of the Plan Asset Rules; and (y) it has not within the last six years sponsored, maintained, contributed to, or been required to contribute to and does not have any liability with respect to any Plan (including on account of an ERISA Affiliate);

(j) Solvency. As of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Credit Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k) No Default. It is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l) Compliance with Laws.

(1) The Company has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio; and

(2) The Manager has complied with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(m) Subsidiaries. It does not have any Subsidiaries or own any Investments in any Person other than the Fund Assets or Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired by the Company with the approval of the Administrative Agent or (iii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Fund Asset or any issuer thereof;

(n) Disclosure. (x) it has disclosed to the Administrative Agent all material agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it, in each case, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party or relates to a third party, to the Company’s knowledge contains), when taken as a whole, as of its delivery date (and as updated or supplemented after such date), any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading and (z) as of the Effective Date the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(o) Tax Returns. The Company has timely filed all Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and the Company has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except, in each case (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records or (y) to the extent that the failure to do so would result in a Material Adverse Effect;

(p) Disregarded Entity. Since its formation the Company has been treated as a disregarded entity for U.S. federal income tax purposes;

(q) Ownership. The Company is wholly owned directly by the Parent, which is a U.S. Person;

(r) Conduct of Business. Prior to the Effective Date, the Company has not engaged in any business operations or activities other than as an ownership entity for Fund Assets and similar Loan or debt obligations and activities incidental thereto;

(s) Sanctions. None of it, any of its Affiliates, directors, officers, employees, or agents is a Person that is, or is owned or controlled by any Person that is, (i) the subject or target of Sanctions or engaged in or has been engaged in any transaction, activity or conduct in violation of Sanctions or with or for the benefit of any Sanctioned Person; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance with all applicable Sanctions and also in compliance with all applicable provisions of the PATRIOT Act and any other applicable anti-money laundering laws and anti-terrorism finance laws (collectively, the “Anti-Money Laundering Laws”);

(t) Policies and Procedures. It has implemented and maintains in effect or is otherwise subject to policies and procedures designed to ensure compliance by it, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and it and its officers, directors, employees, members and, to its knowledge, its Affiliates, brokers, representatives or agents are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions and are not engaged in any activity that could reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (i) it or its directors, officers, employees or managers or (ii) to its knowledge, any Affiliate, broker, representative or agent of it that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No claim, action, suit, notice, written inquiry, investigation or proceeding by or before any court or governmental agency, authority or body, or arbitrator involving it, with respect to any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws, is pending, threatened or contemplated;

(u) Title to Fund Assets. The Credit Documents, together with the applicable Underlying Instruments and agreements involving purchase, sale or participation with respect to Fund Assets, represent all of the material agreements between the Manager and the Parent, on the one hand, and the Company, on the other. The Company has good and marketable title to all Fund Assets owned by it and other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Company or the Seller as debtor and covering all or any part of the Collateral is on file in any recording office, except with respect to Permitted Liens;

(v) No Reliance. It is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with the Credit Documents or the transactions contemplated thereby;

(w) Judgments for Taxes. There are no judgments for Taxes with respect to the Company and no claim is being asserted with respect to the Taxes of the Company, except to the extent that any such claim is being contested in compliance with clause (o) above;

(x) Security Interest. Upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any Liens (other than Permitted Liens);

(y) Parent as Investment Company. The Parent is registered as an investment company under the Investment Company Act of 1940, as amended;

(z) Non-Contravention. The business and other activities of the Credit Risk Parties, including the making of the Advances hereunder, the application of the proceeds thereof and repayment thereof by the Company and the consummation of the transactions contemplated by the Credit Documents, do not result in a violation or breach of the provisions of the Investment Company Act, or any rules, regulations or orders issued by the SEC thereunder, in each case that are applicable to the Credit Risk Parties, in each case except to the extent any such violation or breach would not reasonably be expected to have a Material Adverse Effect;

(aa) Reserved.

(bb) ERISA. No (i) ERISA Event described in clause (1) of the definition of “ERISA Event has occurred and (ii) ERISA Event described in clause (2) of the definition of “ERISA Event” that would reasonably be expected to have a Material Adverse Effect has occurred; and

(cc) Use of Proceeds. All proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock.

SECTION 6.02. Covenants of the Company and the Manager. The Company (and, with respect to clauses (e), (g), (k), (o), (r), (ff), (gg), (hh) and (kk), the Manager):

(a) Separate Existence. Shall at all times: (i) maintain at least one independent manager or director; (ii) maintain its own separate books and records and bank accounts; (iii) [reserved]; (iv) [reserved]; (v) file its own Tax returns, if any, as may be required by Applicable Law, to the extent that the Company is (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division or “disregarded entity” for tax purposes, and pay any Taxes so required to be paid under Applicable Law; (vi) not commingle its assets with the assets of any other Person; (vii) [reserved]; (viii) maintain separate financial statements except to the extent that its financial and operating results are consolidated with those of the Parent in consolidated financial statements; provided that all audited financial statements of the Parent that are consolidated to include the Company will contain notes stating that (x) all of the Company’s assets are owned by the Company and (y) the Company is a separate legal entity; (ix) pay its own liabilities only out of its own funds; (x) not hold out its credit or assets as being available to satisfy the obligations of others; (xi) [reserved]; (xii) [reserved]; (xiii) except as expressly permitted by this Agreement, not pledge its assets to secure the obligations of any other Person; (xiv) [reserved]; and (xv) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and (except as permitted by this Agreement, the Effective Date Letter, the Second Amendment Effective Date Letter and the other Credit Documents) pay its operating expenses and liabilities from its own assets;

(b) Conduct of Business. Shall not (i) [reserved]; (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Fund Asset unless in accordance with the Credit Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Company, enter into any transaction with an Affiliate of the Company except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) [reserved]; or (vi) acquire any material assets other than Fund Assets;

(c) [Reserved].

(d) Indebtedness. Shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Credit Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Credit Documents, (iii) if applicable, the obligation to make future payments under any Future Funding Asset and (iv) Indebtedness in the form of any hedge agreement, swap or other derivative transaction entered into with Barclays Bank PLC, any affiliate thereof or any other counterparty approved by the Administrative Agent in its sole discretion for the purpose of hedging foreign currency exposure with respect to any Fund Asset;

(e) Sanctions. Shall comply with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions and shall maintain in effect and enforce policies and procedures designed to ensure compliance by the it and its directors, managers, officers, employees, representatives and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions;

(f) Constituent Documents. Shall not amend (1) any of its constituent documents (x) in any manner that the Manager reasonably believes would adversely affect the Lenders in any respect without the prior written consent of the Administrative Agent and (y) in any manner that the Manager reasonably believes would not adversely affect the Lenders in any respect with prior written notice at least 10 Business Days prior to the proposed execution date of such amendment; provided that the written consent of the Administrative Agent shall be required for such amendment if the Administrative Agent has determined in its sole discretion acting in good faith by written notice to the Manager and the Company at least 2 Business Days prior to the proposed execution date for such amendment that such amendment would adversely affect any Lender in any respect or (2) any Credit Document to which it is a party in any manner, in each case, without the prior written consent of the Administrative Agent and notice to Moody’s;

(g) Security Interest. Shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Credit Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any Lien, as applicable, except for Permitted Liens;

(h) Reserved.

(i) Change of Name. Shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Company (or by the Collateral Agent on behalf of the Company) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, unless the Company shall have given the Administrative Agent and the Collateral Agent at least 10 Business Days (or such shorter period as agreed to by the Administrative Agent in its sole discretion acting in good faith) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(j) Preservation of Existence. Shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Credit Documents or any of the Collateral, except where failure to qualify would not reasonably be expected to have a Material Adverse Effect;

(k) Compliance with Laws. Shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(l) Merger or Consolidation. Other than pursuant to the Dauphin Funding Merger, shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;

(m) Subsidiaries. Except for Investments permitted by Section 6.02(u)(3) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments in Fund Assets and as otherwise permitted herein and pursuant to the other Credit Documents;

(n) ERISA. (i) shall conduct its affairs so that its underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules, and (ii) shall not sponsor, maintain, contribute to or become required to contribute, or have any liability with respect to any Plan (including on account of an ERISA Affiliate);

(o) Defense of Title. Except for the security interest granted hereunder and as otherwise permitted hereunder, shall not pledge, grant, collaterally assign, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Company shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Company (other than Permitted Liens);

(p) Financial Reporting. (1) shall promptly furnish to the Administrative Agent and Moody’s (and the Administrative Agent shall furnish copies to the Lenders) copies of the following financial statements, reports and information: (A) within 120 days after the end of each fiscal year of the Parent (or such longer period as is permitted by the SEC for the filing of such financial statements for such period with the SEC), a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the SEC, in the Parent’s annual report on Form N-CSR, shall be deemed delivered to the Administrative Agent on the date such documents are made so available, (B) within 60 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year) (or, with respect to any such period for which the Parent is required to file such financing statements with the SEC, such longer period as is permitted by the SEC for the filing of such financial statements for such period with the SEC), an unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter, and the unaudited consolidated statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of changes in net assets and of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the SEC, in Parent’s semiannual report on Form N-CSRS, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; and (C) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request (in each case, to the extent reasonably available to the Company and not subject to applicable obligations of confidentiality);

(2) shall promptly furnish to the Administrative Agent and Moody’s on a monthly basis, but no later than 10th day of each month, a certificate, certified by a senior officer of the Company to be true and correct, setting forth in reasonable detail in form and substance satisfactory to the Administrative Agent, (A) the calculation of the Company Asset Coverage Test, the Level A Asset Coverage Test, the Level B Asset Coverage Test, the Level B Concentration Test and Other Indebtedness, (B) the current Moody’s rating of the Parent and (C) the calculation of the ratio equal to (x) the Current Market Value of all Fund Assets owned by the Company over (y) the aggregate Current Market Value of all Fund Assets held by the Parent Entities as of such date;

(3) shall promptly furnish (or cause the Collateral Administrator to furnish) to the Administrative Agent (and third-party service providers to the Administrative Agent) and each Lender on each Business Day, commencing on the second Business Day following the Effective Date, the Daily Report; and

(4) in the event that, as of the 10th day of any calendar month (as set forth in the certificate pursuant to clause (2) above), the Company shall own Fund Assets with a Current Market Value of less than 60% of the aggregate Current Market Value of the Fund Assets held by the Parent Entities as of such date, then the Manager shall provide to the Administrative Agent a commercially reasonable written explanation, in good faith, setting forth the rationale for holding Fund Assets with a Current Market Value of more than 40% of the aggregate Current Market Value of the Fund Assets with Parent Entities other than the Borrower, which rationale may be (but, for the avoidance of doubt, shall not be required to be) based on any of the following (it being understood that the following explanations shall be deemed commercially reasonable): (A) in order to satisfy required distributions to shareholders, (B) in order to make sufficient distributions to qualify as a regulated investment company within the meaning of Section 851 of the Code, (C) in order to pay down preferred shares, (D) in order to be segregated against derivative exposure or (E) in order to secure Other Indebtedness;

(q) Payment of Taxes. Shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Company or upon the income, profits or property of the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(r) Books and Records. Shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the Company’s expense (subject to a cap of $50,000 in any 12-month period for so long as no Event of Default has occurred and is continuing), (1) to inspect and make copies of and abstracts from its records relating to the Fund Assets owned by the Company and (2) to visit its properties in connection with the collection, processing or managing of the Fund Assets owned by the Company for the purpose of examining such records, and to discuss matters relating to the Fund Assets owned by the Company or such Person’s performance under this Agreement and the other Credit Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. The Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing. So long as no Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon five Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than one time in any calendar year. Following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one Business Day prior notice will be required before any inspection, which shall occur during normal business hours. Notwithstanding anything to the contrary in this clause (r), neither the Company nor the Manager will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law (or any binding confidentiality agreement) or (z) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, in the event the Manager or the Company withholds information from the Administrative Agent or the Lenders in reliance on this sentence, the Company shall provide (to the extent possible without violation of such Applicable Law, any binding confidentiality agreement, attorney-client or attorney work product privilege) notice to the Administrative Agent or such applicable Lender that such information is being withheld and shall use commercially reasonable efforts to communicate the applicable information in a way that would not violate the Applicable Law or binding confidentiality agreement or risk waiver of such attorney-client or attorney work product privilege;

(s) Use of Proceeds. Shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;

(t) Restricted Payments. Shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions subject to the other requirements of this Agreement;

(u) Ineligible Investments. Shall not make or hold any Investments constituting Ineligible Investments without the prior written consent of the Administrative Agent except as permitted pursuant to Section 1.03; provided that the Company shall use commercially reasonable efforts to sell or transfer any Ineligible Investment as soon as practicable after acquisition thereof by the Company;

(v) Anti-Corruption Laws. Shall not request any Advance, and the Company shall not directly, or to the knowledge of the Company, indirectly, use, and shall procure that its directors, managers, officers, employees and agents shall not directly or indirectly use, the proceeds of any Advance (1) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (2) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person to comply with Sanctions, or (3) in any manner that would result in the violation of any Sanctions applicable to any party hereto;

(w) Affiliate Transactions. Shall not transfer to any of its Affiliates any Fund Asset purchased from any of its Affiliates (other than sales to Affiliates conducted on terms and conditions not less favorable to the Company than those of an arm’s length transaction and at fair market value);

(x) Information on Exception Assets. Shall post on a password protected website maintained by the Manager to which the Administrative Agent will have access or deliver via email to the Administrative Agent, with respect to each obligor in respect of an Exception Asset, without duplication of any other reporting requirements set forth in this Agreement or any other Credit Document, any management discussion and analysis provided by such obligor and any quarterly and annual financial reporting packages with respect to such obligor and with respect to each Fund Asset owned by the Company for such obligor (including any attached or included information, statements and calculations, including compliance certificates with corresponding calculations), in each case, within ten Business Days of the receipt thereof by the Company or the Manager. The Company shall cause the Manager to provide such other information as the Administrative Agent may reasonably request with respect to any Exception Asset owned by the Company or obligor, to the extent such information is actually available to the Company or the Manager;

(y) Disregarded Entity. Shall not elect to be classified as other than a disregarded entity for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as other than a disregarded entity for U.S. federal income tax purposes;

(z) Ownership. Shall only have owners that are treated as U.S. Persons or that are disregarded entities owned by a U.S. Person and shall not recognize the transfer of any interest in the Company that constitutes equity for U.S. federal income tax purposes to a Person that is not a U.S. Person;

(aa) Further Assurances. Shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably requested by the Administrative Agent or the Collateral Agent to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties (other than holders of Permitted Liens), pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent (without obligation and without limiting the duties of the Company pursuant to this Section 6.02(aa)) to file a UCC financing statement listing ‘all assets of the debtor’ (or substantially similar language) in the collateral description of such financing statement;

(bb) Employees. Shall not hire any employees;

(cc) Accounts. Shall not maintain any bank accounts or securities accounts other than the Collateral Accounts;

(dd) Underlying Instruments. Except as otherwise expressly permitted herein (including, without limitation, in connection with any workout, bankruptcy or restructuring consented to by the Manager), shall not cancel or terminate the outstanding principal amount under any of the Underlying Instruments in respect of a Fund Asset to which the Company is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination other than by the terms of such Underlying Instruments of any of such agreements (in each case) without payment in full of such Fund Asset or the applicable portion thereof so cancelled or terminated unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;

(ee) Capital Expenditures. Shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;

(ff) Sanctions. Shall not act on behalf of a Sanctioned Country or a Sanctioned Person. The Company does not own and will not acquire, and the Manager will not cause the Company to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions;

(gg) Notice. Shall give notice to the Administrative Agent in writing no later than three Business Days (or, in the case of an Event of Default, one Business Day) after the occurrence of any of the following:

(1) any Adverse Proceeding;

(2) any Default or Event of Default (provided that the failure to deliver notice of the occurrence of a Default shall not itself result in an Event of Default hereunder if the underlying Default does not mature into an Event of Default);

(3) the Company or the Manager obtaining actual knowledge of any material adverse claim asserted against any of the Fund Assets owned by the Company, the Collateral Accounts or any other Collateral; and

(4) any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification;

(hh) Rating. Shall use commercially reasonable efforts to cause the Parent to be continuously rated not less than “A3” by Moody’s;

(ii) Monitoring. The Company or the Manager shall promptly notify the Agents in writing if at any time the rating of the Parent has been, or if the Company or the Manager receives written notice from Moody’s that the rating of the Parent will be, downgraded or withdrawn, or the rating outlook on the Parent has been, or the Company or the Manager receives written notice from Moody’s that the rating of the Parent will be, changed negatively;

(jj) Data Room. Shall at all times maintain a Transaction Data Room, and shall cause to be maintained therein electronic copies of all documents and other information required by this Agreement and other Credit Documents to be maintained therein (including information required to be delivered pursuant to Section 6.02(x)); and

(kk) Non-Contravention. Shall at all times conduct its business and other activities (x) in compliance the Investment Company Act and the rules, regulations or orders issued by the SEC thereunder that apply to the Company and (y) so as not to cause a violation by the Parent or any other Credit Risk Party of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.03. Amendments of Fund Assets, Etc. If the Company or the Manager enters into any formal amendment, supplement, consent, waiver or other modification of any Fund Asset or any related Underlying Instrument or rights thereunder, in each case of this clause (b), deemed to be material by the Manager in good faith (each, an “Amendment”), it will promptly, following receipt thereof, deliver notice thereof or copies of all executed documents, as applicable, to the Administrative Agent. The Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Manager shall deem appropriate under the circumstances; provided that after the occurrence of an Event of Default that has resulted in the acceleration of the Secured Obligations and the exercise of remedies of a secured party under the UCC by the Collateral Agent in accordance with this Agreement, the Administrative Agent shall have the right to direct the Company to exercise all voting and other powers of ownership as the Administrative Agent shall instruct (it being understood that if the terms of the related Underlying Instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated).

The Company shall provide a copy to Moody’s of any executed Amendment.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a) the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amounts other than principal, such failure continues for a period of three Business Days following the earlier of (x) the Company or the Manager having knowledge of such failure and (y) receipt of written notice by the Company or the Manager of such failure;

(b) any representation or warranty made or deemed made by or on behalf of the Company, the Manager or the Parent (collectively, the “Credit Risk Parties”) herein or in any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Fund Asset owned by the Company to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure) and, if such failure is capable of being remedied, such failure shall continue for a period of 5 Business Days following the earlier of (i) receipt by a senior officer of such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) a senior officer of such Credit Risk Party becoming aware of such inaccuracy;

(c) any Credit Risk Party shall fail to observe or perform any covenant, condition or agreement contained herein (it being understood that the failure of a Fund Asset owned by the Company to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Credit Document and, in each case, if such failure is capable of being remedied, such failure shall continue for a period of (x) in the case of a failure to observe or perform Sections 6.02(a), (b), (e), (j), (k), (n), (q), (r), (u), (y), (z), (aa), (ff) or (kk), 30 days or (y) otherwise, 5 Business Days, in each case following the earlier of (i) receipt by a senior officer of such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) a senior officer of such Credit Risk Party becoming aware of such failure;

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(e) any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(f) any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g) the passing of a resolution by the equity holders of the Company in respect of the winding up on a voluntary basis of the Company;

(h) any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of U.S. $5,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of sixty (60) days after the date on which the right to appeal has expired;

(i) an ERISA Event occurs; provided that, in the case of an ERISA Event described in clause (2) of the definition of “ERISA Event”, such ERISA Event would reasonably be expected to have a Material Adverse Effect;

(j) a Change of Control occurs;

(k) the Company or the pool of Collateral shall become required to register as an “investment company” within the meaning of the Investment Company Act;

(l) the Manager (1) resigns as Manager under the Investment Management Agreement, (2) assigns any of its obligations or duties as Manager in contravention of the terms of the Investment Management Agreement or (3) otherwise ceases to act as Manager in accordance with the terms of the Investment Management Agreement and, in each case, an Affiliate of the Manager is not appointed (and has accepted such appointment) with the prior written consent of the Administrative Agent;

(m) any Credit Risk Party or the Manager is convicted by a court of competent jurisdiction (or enters a plea of no contest) of fraud in the performance of its obligations under this Agreement or any other Credit Document or in the performance of investment advisory services comparable to those contemplated to be provided by the Company or the Manager under this Agreement or any other Credit Document, or any such Person is convicted by a court of competent jurisdiction (or enters a plea of no contest) for a felony criminal offense related to the performance of its obligations under this Agreement or any other Credit Document or in the performance of investment advisory services comparable to those contemplated to be provided by the Company or the Manager under this Agreement or any other Credit Documents, and in each case, if such conviction relates to a natural person, such person’s employment or other affiliation with the Company or the Manager has not been terminated or suspended within 30 days after knowledge thereof by the Company or the Manager;

(n) the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof makes it unlawful for the Company or the Parent to perform any of its obligations hereunder or under any other Credit Document in a manner that would reasonably be expected to have a Material Adverse Effect;

(o) the Level B Asset Coverage Test is not satisfied for a period of more than five Business Days and such failure shall continue without being cured as set forth in Section 4.03(d) for a period of five Business Days following the earlier of (i) receipt by a senior officer of such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) a senior officer of such Credit Risk Party having knowledge of such failure;

(p) the Company Asset Coverage Test is not satisfied for a period of more than five Business Days and such failure shall continue without being cured as set forth in Section 4.03(e) for a period of five Business Days following the earlier of (i) receipt by a senior officer of such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) a senior officer of such Credit Risk Party having knowledge of such failure; and

(q) the Parent ceases to be registered as an “investment company” within the meaning of the Investment Company Act;

then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees (including any Make-Whole Amounts) and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees (including any Make-Whole Amounts) and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

The Administrative Agent shall promptly notify Moody’s upon obtaining actual knowledge of any Event of Default.

ARTICLE VIII

COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01. The Collateral Accounts; Agreement as to Control.

Establishment and Maintenance of Collateral Accounts. The Company hereby directs the Securities Intermediary to establish, and the Securities Intermediary does hereby establish pursuant to the Account Control Agreement, each of the Custodial Account, the Principal Collection Account, the Interest Collection Account, the Euro Principal Collection Account, the Euro Interest Collection Account, the CAD Principal Collection Account, the CAD Interest Collection Account, the GBP Principal Collection Account, the GBP Interest Collection Account and the Unfunded Reserve Account (collectively, the “Collateral Accounts”). The Securities Intermediary agrees to maintain the Collateral Accounts in accordance with the Account Control Agreement as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent.

SECTION 8.02. Collateral Security; Pledge; Delivery.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company’s obligations to the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders (collectively, the “Secured Parties”) under this Agreement (collectively, the “Secured Obligations”), the Company hereby pledges to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of the Company’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as “Collateral”), including, without limitation: (1) each Fund Asset owned by the Company, (2) all of the Company’s interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) each Credit Document and all rights related to each such agreement, (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b) Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company; and (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent).

(c) Remedies, Etc. Following the declaration of the Secured Obligations then outstanding to be due and payable pursuant to Article VII, the Collateral Agent shall (but only if and to the extent directed in writing by the Administrative Agent) do any of the following:

(1) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Administrative Agent) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 calendar days’ prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(2) Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(3) Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(4) Endorse any checks, drafts, or other writings in the Company’s name to allow collection of the Collateral;

(5) Take control of any proceeds of the Collateral;

(6) Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(7) Perform such other acts as may be reasonably required to do to protect the Collateral Agent’s rights and interest hereunder.

Notwithstanding anything to the contrary herein, (x) neither the Collateral Agent, the Administrative Agent nor any Lender shall assert any right or remedy in respect of the Collateral prior to the commencement of the exercise of remedies of a secured party under the UCC pursuant to clauses (1) or (2) above, and (y) in connection with any liquidation or disposition of the Collateral, including without limitation, upon the termination of the Financing Commitments following the occurrence and during the continuation of an Event of Default, the Company, the Parent and/or any of their respective Affiliates shall have the right to purchase the Collateral subject to such liquidation or at a purchase price at least equal to the sum of the then accrued and outstanding Secured Obligations, as reasonably determined by the Administrative Agent. Any such party may exercise such right by delivering written notice to the Administrative Agent (who shall provide a copy to the Collateral Agent) of its election to exercise such right (the “Exercise Notice”) which shall include a proposed purchase price and be delivered not later than five (5) Business Days after the date on which the Company receives notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Financing Commitments, as applicable. Once an Exercise Notice is delivered to the Administrative Agent, the delivering party (or its designated Affiliate or managed fund) shall be obligated, irrevocably and unconditionally, to purchase the Collateral in cash, at the price referenced above, for settlement within the normal settlement period for such Collateral. The cash purchase price must be received no later than five (5) Business Days following delivery of the Exercise Notice. The Administrative Agent shall not cause liquidation or disposition of the Fund Asset to occur during the time that the Company and its Affiliates are entitled to provide an Exercise Notice.

After the termination of the Financing Commitments and the payment in full in cash of the Secured Obligations, any remaining proceeds of any sale or transfer of the Collateral shall be delivered to the Company.

(d) Compliance with Restrictions. The Company and the Manager agree that in any sale of any of the Collateral following the declaration of the Secured Obligations then outstanding to be due and payable pursuant to Article VII, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company and the Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company or the Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e) Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Company and the Manager hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f) Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent as the Company’s attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent’s discretion (exercised at the written direction of the Administrative Agent), following the declaration of the Secured Obligations then outstanding to be due and payable pursuant to Article VII, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g) Further Assurances. The Company covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), the Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Company or the Manager herein.

(h) Release of Security Interest upon Disposition of Collateral. Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Fund Asset or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such Fund Asset or other Collateral (or such portion) and without any further action on the part of the Collateral Agent or any other Secured Party, be released. Upon any such release, the Collateral Agent will, at the Company’s sole expense and upon receipt of a certification of the Company (or the Manager on its behalf) that all conditions to such sale, transfer or disposition have been complied with, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such release.

(i) Termination. Upon the payment in full of all Secured Obligations (other than contingent and unasserted indemnification and expense reimbursement obligations) and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Collateral Agent will, at the Company’s sole expense and without the consent or approval of any other party, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

(j) Escrowed Transfer Documents and Administrative Agent Cooperation Agreements. For each applicable Exception Asset, reasonably promptly following a request therefor from the Administrative Agent, the Company shall prepare, execute and deliver (and procure execution by the other parties required to execute and deliver the same) to the Collateral Agent, the Escrowed Transfer Documents and, solely to the extent available to the Company or the Manager, copies of an Asset Checklist and Underlying Instruments, if any, for such Exception Asset, to be held by the Collateral Agent pending the assignment of such Exception Asset in connection with the exercise of remedies by the Collateral Agent or the Required Lenders under the Credit Documents. For the avoidance of doubt, in no event shall the Company be required to (x) deliver Escrowed Transfer Documents with respect to any Fund Asset with respect to which no consent from an affiliate of the Company (in each case whether as administrative agent, servicer, registrar or in any other capacity) by its express terms is or could be required for the transfer of all or any portion of an Exception Asset by the Company, or (y) procure execution of any of the foregoing documents by any party that is not an affiliate of the Company.

If the consent or signature of or other action (including, without limitation, registering the assignee in any register of lenders maintained by it) by the Company or any affiliate of the Company (in each case whether as administrative agent, servicer, registrar or in any other capacity) is or could be required for the transfer of all or any portion of an Exception Asset by the Company, the Administrative Agent may require the Company or such Affiliate to provide reasonable assurances to the Administrative Agent (which may be in the form of an Administrative Agent Cooperation Agreement) that the Company or such Affiliate will not, in its capacity as administrative agent, servicer, registrar or in any other such capacity, unreasonably withhold or delay any such consent, signature or other action.

From time to time at the reasonable request of the Required Lenders (made following a Default hereunder), the Company agrees to execute and deliver to the Collateral Agent new or refreshed Escrowed Transfer Documents for all or such portion of the Exception Assets as the Required Lenders may specify in such request (it being understood that no more than one request may be made in any calendar year unless an Event of Default shall have occurred and be continuing at the time of such request).

With respect to the original Escrowed Transfer Documents, the Collateral Agent shall at all times hold such original Escrowed Transfer Documents in physical form at one of its offices in the United States (for purposes hereof, the “Custodial Office”). The Collateral Agent may change the Custodial Office at any time and from time to time upon notice to the Company, the Manager and the Administrative Agent; provided that the replacement Custodial Office shall be an office of the Collateral Agent located in the United States. All original Escrowed Transfer Documents held by the Collateral Agent shall be available for inspection by the Administrative Agent and the Lenders upon prior written request and during normal business hours of the Collateral Agent. Any such inspection shall occur no earlier than five Business Days after such inspection is requested in writing and the costs of such inspection shall be borne by the requesting party. The Administrative Agent (including its representatives and designees) may not request more than two inspections per year or, if an Event of Default has occurred and is continuing no more than once a month. Notwithstanding anything to the contrary herein, the Collateral Agent shall not be required to hold or accept custody of any original Escrowed Transfer Documents or original Underlying Instruments hereunder to the extent such document is of a type not approved for deposit into the custodial vault of the Collateral Agent; provided that (1) the Collateral Agent notifies the Administrative Agent prior to refusing to hold such documents and (2) the failure of the Collateral Agent to accept and hold such documents shall not result in a Default or an Event of Default hereunder (provided that copies of such documents shall have been delivered by the Company to or otherwise made available to the Administrative Agent to the extent otherwise required hereunder). For the avoidance of doubt, the Collateral Agent shall not be required to review or provide any certifications in respect of original Escrowed Transfer Documents or original Underlying Instruments delivered and held by it.

In taking and retaining custody of any such original Escrowed Transfer Documents, the Collateral Agent shall be deemed to be acting as the agent of the Secured Parties; provided that (x) in the taking and retaining custody of any such original Escrowed Transfer Documents, the Collateral Agent makes no representations as to the existence, perfection, enforceability or priority of any Lien on such original Escrowed Transfer Documents or as to the adequacy or sufficiency of such original Escrowed Transfer Documents; and (y) in the taking and retaining custody of any such original Escrowed Transfer Documents, the Collateral Agent’s duties shall be limited to those expressly contemplated herein.

After the occurrence and during the continuance of an Event of Default, the Collateral Agent agrees to cooperate with the Administrative Agent and the Required Lenders in order to take any action not otherwise prohibited hereunder that the Administrative Agent deems necessary or desirable in order for the Collateral Agent to perfect, protect or more fully evidence the security interests granted by the Company under the Credit Documents, or to enable any of them to exercise or enforce any of their respective rights hereunder. If the Collateral Agent receives instructions from the Manager or the Company that conflict with any instructions received by the Required Lenders (or the Administrative Agent on their behalf) after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall rely on and follow the instructions given by the Required Lenders (or the Administrative Agent on their behalf).

Except as otherwise expressly provided above in this clause (j), original Escrowed Transfer Documents and Underlying Instruments shall be released by the Collateral Agent only in connection with sales of Fund Assets pursuant to the Credit Documents or pursuant to the exercise of remedies under the Credit Documents, and in each case only upon delivery to the Collateral Agent of a request for release substantially in the form of Exhibit C from the Administrative Agent and which request for release shall be deemed a certification that such conditions for release have been satisfied. Upon receipt of such direction, the Collateral Agent shall release the original Escrowed Transfer Documents to the Administrative Agent (or as otherwise provided in the related release request) and the Administrative Agent will not be required to return the related original Escrowed Transfer Documents to the Collateral Agent. Written instructions as to the method of shipment and shipper(s) the Collateral Agent is directed to utilize in connection with the transmission of original Escrowed Transfer Documents in the performance of the Collateral Agent’s duties under this clause (j) shall be delivered by the Administrative Agent to the Collateral Agent prior to any shipment of any original Escrowed Transfer Documents hereunder. If the Collateral Agent does not receive such written instruction from the Administrative Agent, the Collateral Agent shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Administrative Agent shall arrange for the provision of such services at the sole cost and expense of the Company and shall maintain such insurance against loss or damage to the original Escrowed Transfer Documents as the Administrative Agent deem appropriate.

The Collateral Agent shall have no obligation to review or verify whether the Company or the Manager on its behalf has obtained and delivered the necessary original Escrowed Transfer Documents or original Underlying Instruments required for purchases of Exception Assets hereunder.

ARTICLE IX

THE AGENTS

SECTION 9.01. Appointment of Administrative Agent and Collateral Agent. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an “Agent” and collectively, the “Agents”) as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

No Agent or the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty of the Administrative Agent expressly set forth in this Agreement to include such rights and powers or that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge of any Default or Event of Default unless and until a Responsible Officer has received written notice thereof from the Company, a Lender or the Administrative Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Credit Document, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to such Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder. Without limitation to the immediately preceding sentence, none of the Collateral Agent, the Collateral Administrator, the Securities Intermediary nor the Administrative Agent shall be required to take any action under this Agreement or any other Credit Document if taking such action (A) would subject such Person to Tax in any jurisdiction where it is not then subject to Tax, or (B) would require such person to qualify to do business in any jurisdiction where it is not then so qualified.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it in good faith and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

In the event the Collateral Agent or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. Neither the Collateral Administrator nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party. The grant of any permissive right or power to the Collateral Agent hereunder shall not be construed to impose a duty to act.

It is expressly acknowledged and agreed that neither the Collateral Administrator nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, compliance with the Eligibility Criteria, the Level A Concentration Tests or the Level B Concentration Tests in any instance, to determine any characteristic of any Fund Asset, to determine if the conditions of “Deliver” have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.

Each of the Collateral Administrator, the Securities Intermediary and each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. None of the Collateral Administrator, the Securities Intermediary or any Agent shall be responsible for any misconduct or negligence on the part of any sub-agent or attorney appointed by such Person with due care. Each of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, managers, officers, employees, agents and advisors of such Person and its Affiliates (the “Related Parties”) for such Agent. The exculpatory provisions in this Article IX shall apply to any such sub-agent and to the Related Parties of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days’ notice to each Agent, the Lenders, the Manager, the Securities Intermediary, the Company and Moody’s. Upon any such resignation, the Required Lenders shall have the right to appoint a successor (subject to the prior written approval of the Company, not to be unreasonably withheld, conditioned or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable, gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor, which successor shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed and shall have accepted such appointment within 60 days after the retiring Agent, Collateral Administrator or Securities Intermediary gives notice of its resignation, such Agent, Collateral Administrator or Securities Intermediary may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder (and, if applicable, under the Account Control Agreement) by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, hereunder and under the Account Control Agreement, and the retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, shall be discharged from its duties and obligations hereunder and under the Account Control Agreement. After the retiring Agent’s, Collateral Administrator’s or Securities Intermediary’s resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Securities Intermediary and the Collateral Agent may be removed at any time with 30 days’ notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders, the Manager and Moody’s (which removal of the Collateral Agent or the Securities Intermediary will also be effective as removal under the Account Control Agreement). Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within 30 days after such notice of removal, then the Administrative Agent may (with the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed) appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed and shall have accepted such appointment within 60 days after the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary receives notice of removal, the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable, may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator,

Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed Collateral Agent, the Collateral Administrator and/or the Securities Intermediary hereunder and under the Account Control Agreement, and the removed Collateral Agent, the Collateral Administrator and/or the Securities Intermediary shall be discharged from its duties and obligations hereunder (and, if applicable, under the Account Control Agreement). After the removed Collateral Agent’s, the Collateral Administrator’s and/or the Securities Intermediary’s removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such removed Collateral Agent, Collateral Administrator and/or Securities Intermediary, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be.

Upon the request of the Company or the Administrative Agent or the successor Agent, Collateral Administrator or Securities Intermediary, any such retiring or removed Agent, Collateral Administrator or Securities Intermediary shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor party all the rights, powers and trusts of the retiring or removed Agent, Collateral Administrator or Securities Intermediary, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed Agent, Collateral Administrator or Securities Intermediary hereunder (and under the Account Control Agreement, if applicable). Upon request of any such successor, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, any organization or entity into which the Collateral Agent, the Securities Intermediary or the Collateral Administrator may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be the successor of the Collateral Agent, the Securities Intermediary or the Collateral Administrator hereunder (and, if applicable, under the Account Control Agreement) without the execution or filing of any paper with any Person or any further act on the part of any Person.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent or the Collateral Administrator, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent or the Collateral Administrator was grossly negligent in ascertaining the pertinent facts.

Each Agent and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

In the absence of gross negligence or willful misconduct on the part of the Agents, the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Agents, reasonably believed by the Agents to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement but, in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Agents, the Agents shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision.

No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

Before the Collateral Agent or Collateral Administrator acts or refrains from acting, it may require, and may conclusively rely on, a certificate (which may be constituted by written directions provided in accordance with this Agreement) of an officer of the Company, the Manager or Administrative Agent. The Collateral Agent or Collateral Administrator shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

The Collateral Agent or Collateral Administrator may, from time to time, request that the parties hereto deliver a certificate (upon which the Collateral Agent or Collateral Administrator may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers and the Collateral Agent or Collateral Administrator shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Bank Law”), the entity serving as Collateral Agent, Securities Intermediary or Collateral Administrator is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with such entity. Accordingly, each of the parties agrees to provide to the Collateral Agent, the Securities Intermediary or the Collateral Administrator upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent, the Securities Intermediary or the Collateral Administrator to comply with Applicable Bank Law.

For the avoidance of doubt, neither the Collateral Agent, Collateral Administrator or Securities Intermediary shall have any obligation to ensure, monitor or enforce compliance with the EU Risk Retention Requirements.

The rights, protections and immunities given to the Collateral Agent in this Section 9.01 and Section 9.02 shall likewise be available and applicable in all respects to the Securities Intermediary and the Collateral Administrator regardless of whether such Person is expressly mentioned in such provision.

SECTION 9.02. Additional Provisions Relating to the Collateral Agent, the Securities Intermediary and the Collateral Administrator.

(a) Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or this Agreement or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, make provision reasonably satisfactory to the Collateral Agent for payment of same (which provision may be payment of such cost or expense by the Company in accordance with the Priority of Payments if such arrangement is reasonably satisfactory to the Collateral Agent). With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent.

If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent shall request written instructions from the Administrative Agent as to the course of action desired by it and shall not be liable for any action taken or omitted to be taken prior to receipt of such instruction. If the Collateral Agent does not receive such instructions within five Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such five Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(b) Custody and Preservation. The Collateral Agent is required to hold in custody and preserve any of the Collateral in its possession pursuant to the terms of this Agreement and the standard of care set forth herein, provided that the Collateral Agent shall be deemed to have complied with the terms of this Agreement with respect to the custody and preservation of any of the Collateral if it takes such action for that purpose as the Company reasonably requests (or, following the occurrence and during the continuance of an Event of Default, as the Administrative Agent reasonably requests), but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to comply with the terms of this Agreement. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.

(c) Agent Not Liable. Except to the extent arising from the gross negligence, fraud, bad faith or willful misconduct of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent’s failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming liability for the obligations of the other parties hereto or any parties to the Fund Assets or other Collateral.

(d) Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent shall be deemed to have released, and shall execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.

(e) Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. The Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Manager may agree in writing, subject to the Priority of Payments. The Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney’s fees, in connection with this Agreement and the transactions contemplated hereby, subject to the Priority of Payments.

(f) Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator, respectively, hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.

(g) Reports by the Collateral Administrator. The Company hereby appoints Wells Fargo Bank, National Association as Collateral Administrator and directs the Collateral Administrator to prepare the Daily Report substantially in the form reasonably agreed by the Company, the Collateral Administrator and the Administrative Agent. The Company and the Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the Daily Report contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Manager shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Fund Asset, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Fund Asset and reasonably need to complete the Daily Report required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. For the avoidance of doubt, any determination, designation, classification, calculation, confirmation or other information with respect to any Parent Entity other than the Company shall be provided to the Collateral Administrator by the Manager and the Collateral Administrator shall have no duty or liability (including, but not limited to, recalculation or verification) with respect to such determination, designation, classification, calculation, confirmation or other information other than to include such in the Daily Report. The Collateral Administrator shall endeavor to deliver a draft of each such report to the Manager and the Manager shall review, verify and approve the contents of the aforesaid report, and upon verification the Collateral Administrator shall make such Daily Report available to the Administrative Agent, the Lenders and Moody’s. To the extent any of the information in such report conflicts with data or calculations in the records of the Manager, the Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Fund Assets and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(h) Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence or willful misconduct of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or Collateral Administrator’s, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(i) Direction from Administrative Agent. Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Account Control Agreement and the Guarantee, dated as of the Effective Date. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement or the Guarantee, dated as of the Effective Date in such capacity.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Manager and the other parties hereto (other than the Administrative Agent) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement or any other Credit Document, no recourse under any obligation, covenant or agreement of the Company or the Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company and (with respect to the express obligations of the Manager under the Credit Documents) the Manager and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Company, the Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company or the Manager contained in this Agreement or any other Credit Document, or implied therefrom, and that any and all personal liability for breaches by the Company or the Manager of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

SECTION 10.02. Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

SECTION 10.03. No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04. Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a) The Company shall pay (1) all fees and reasonable and documented out of pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements of one firm of outside counsel, respectively, for each Agent, the Securities Intermediary and the Collateral Administrator, and such other local counsel as required for the Agents, the Securities Intermediary and the Collateral Administrator), in connection with the preparation and administration of this Agreement, the Account Control Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that the Company shall not be required to pay any fees, charges and disbursements of outside counsel for the Administrative Agent incurred prior to the Effective Date in connection with the preparation of this Agreement in excess of $300,000; and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements of one firm of outside counsel, respectively, for each Agent, the Lenders (taken as a whole), the Collateral Administrator, the Securities Intermediary and such other local counsel as required for each of them), in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and the Account Control Agreement, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) The Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses of any kind (but limited, in the case of legal fees, charges and disbursements, to one firm of outside counsel and experts, respectively, for each Agent, the Lenders (taken as a whole), the Collateral Administrator and the Securities Intermediary (in each case together with their respective Related Parties), and such other local counsel as required for each of them), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Company or the Manager hereunder or thereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise of the parties thereto of their respective rights or the consummation of the transactions contemplated hereby or thereby, (2) any Advance or the use of the proceeds therefrom, (3) the grant to the Collateral Agent and the Lenders of any Lien on the Collateral, (4) the exercise by the Administrative Agent, the Collateral Agent or the Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating such Liens referred to in clause (3), (5) any enforcement by an Indemnitee of this Agreement or any other Credit Document, including the indemnity obligations herein or therein or (6) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent permitted by Applicable Law, no party hereto shall assert, and each hereby waives, any claim against any other party hereto or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided that if the Collateral Agent, the Collateral Administrator or the Securities Intermediary is assessed special, indirect, consequential or punitive damages by a court of competent jurisdiction in connection with a third party claim for which the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as applicable, is entitled to indemnity pursuant to clause (b) above, such special, indirect, consequential or punitive damages so assessed shall constitute actual damages for purposes of this clause (c).

(d) If an Event of Default shall have occurred and the Advances then outstanding shall have been declared due and payable in accordance with Article VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(e) This Section 10.04 shall survive the termination of this Agreement for any reason and, if applicable, the earlier resignation or removal of any Indemnitee.

SECTION 10.05. Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Administrative Agent, the Required Lenders, the Company and the Manager; provided that (a) the Administrative Agent may waive any of the Level A Concentration Tests or the Level B Concentration Tests in its sole discretion; (b) the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 3 in its sole discretion; (c) none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be bound by any amendment to which it is not a party, that materially adversely affects its rights, duties, protections or immunities; and (d) any Material Amendment shall require the prior written consent of each Lender affected thereby. The Company shall deliver a copy of any amendment, modification or waiver of this Agreement effected in accordance with this Section 10.05 to Moody’s.

SECTION 10.06. Successors; Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Manager, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (except with respect to any delegation set forth in the Investment Management Agreement) the Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth below, any Lender may assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Company; provided that no consent of the Administrative Agent or the Company shall be required for an assignment of any Financing Commitment to an assignee that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such assignment.

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).

The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Lender and the Manager, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c) Any Lender may sell participations to one or more Eligible Assignees (a “Lender Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts of (and stated interest on) each Lender Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b)(1) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e) and 3.02 (subject to the requirements and limitations therein, including the requirements under Section 3.02(f) (it being understood that the documentation required under Section 3.02(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e) and 3.02, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

SECTION 10.07. Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby will be governed by and construed in accordance with the law of the State of New York.

(b) Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”), shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09. PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act.

SECTION 10.10. Counterparts. This Agreement may be executed in any number of counterparts by facsimile, electronic or other written form of communication (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under E-SIGN or ESRA, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform), each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

As used herein:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 10.13. Confidentiality.

Each party hereto agrees to maintain the confidentiality of the Information (excluding Information described in clause (ii) of the definition thereof in the case of the Company, the Manager and their Affiliates) until the date that is two years after receipt of such Information, except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ directors, officers, employees, examiners, partners, managers, members and agents, including accountants, legal counsel and other third-party advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any bank examiner or regulatory authority (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Credit Document, or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.13, to (x) any assignee of or Lender Participant in, or any prospective assignee of or Lender Participant in, any of its rights or obligations under this Agreement (in each case, pursuant to an assumption or participation agreement meeting the requirements of Section 10.06), or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company (or the Administrative Agent, in the case of a disclosure by the Company, the Manager or any of their respective Affiliates), (viii) to any nationally recognized rating agency that requires access to such Lender’s investment portfolio, (ix) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.13 by the delivering party or its Affiliates or (y) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than the Company or (x) to the extent permitted or required under this Agreement or the Account Control Agreement. For the purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The provisions of this Section 10.13 shall supersede any prior confidentiality agreement among any of the parties hereto or their respective Affiliates relating to this Agreement and the transactions contemplated hereby.

SECTION 10.14. EU Risk Retention. If at any time after the Effective Date, any Lender has any Financing Commitment hereunder or any Secured Obligations remain unpaid, and at such time the Parent is rated “Baa1” or less by Moody’s, then the Company, the Manager and the Administrative Agent shall cooperate in good faith and in a commercially reasonable manner to enter into (x) any amendments to this Agreement and (y) any necessary additional agreements in order to facilitate compliance with the EU Risk Retention Requirements.

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